SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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  |_|  Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12

                                 3Dshopping.com
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
|X| No fee required.

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant
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--------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                                PRELIMINARY COPY

                                 3DSHOPPING.COM
                   (d/b/a O2 Essential Marketing Technologies)
                            308 Washington Boulevard
                        Marina del Rey, California 90292

                                   -----------

                    Notice of Annual Meeting of Shareholders
                               January 31, 2001

                                   -----------

To the Shareholders of 3DSHOPPING.COM:

          The annual meeting of the shareholders of 3Dshopping.com (d/b/a O2 Essential Marketing Technologies) ("Company"), a California corporation, will be held at 1:00 p.m., Pacific Time, on January 31, 2001, at the Company's headquarters at 308 Washington Boulevard, Marina del Rey, California for the following purposes:

          1. To elect four directors to serve for the following year and until their successors are elected and qualified;

          2. To approve the change of the state of incorporation of the Company from California to Delaware, the effect of which would result in a change of the Company's name from "3DShopping.com" to "O2 Essential Marketing Technologies, Inc." and an increase in the number of authorized shares of capital stock from 15,000,000 to 120,000,000 shares, consisting of 100,000,000 shares of common stock, $.001 par value, and 20,000,000 shares of preferred stock, $.001 par value;

          3.        To approve the 2000 Performance Equity Plan;

          4. To approve the potential issuance of 20% or more of the Company's outstanding common stock in connection with the conversion of shares of Series A Convertible Preferred Stock;

          5. To approve the potential issuance of 20% or more of the Company's outstanding common stock in connection with the conversion of shares of Series B through Series D Preferred Stock; and

          6. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

          The nominees for election to the board of directors are: Terry L. Gourley, Joel P. Gayner, Maryann O'Donnell and Jon A. Allegretti.

          Only shareholders of record at the close of business on December 20, 2000 will be entitled to notice of, and to vote at, the annual meeting and any postponement(s) and adjournment(s) thereof.

          Please date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.

                                    By Order of the Board of Directors


                                    Lynda Gibson
                                    Secretary

Marina del Rey, California
December 26, 2000

                                 3DSHOPPING.COM
                   (d/b/a O2 Essential Marketing Technologies)

                                   -----------

                                 Proxy Statement
                         Annual Meeting of Shareholders
                          To Be Held January 31, 2001

                                   -----------

          The enclosed proxy is solicited on behalf of the board of directors of 3Dshopping.com (d/b/a O2 Essential Marketing Technologies) ("Company"), a California corporation, for use at the annual meeting of shareholders to be held on January 31, 2001 and at any postponement(s) or adjournment(s) thereof. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Company, attention Lynda Gibson, Secretary, an instrument of revocation or a duly executed proxy bearing a later date. The proxy also may be revoked by voting in person at the meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given. Unless otherwise specified in the proxy, shares represented by proxies will be voted "FOR" the election of the nominees for directors as described below under Proposal 1, "FOR" the proposal to change the Company's state of incorporation from California to Delaware as described below under Proposal 2, "FOR" the proposal to approve the 2000 Performance Equity Plan ("2000 Plan") as described below under Proposal 3, "FOR" the proposal to approve the potential issuance of 20% or more of the Company's outstanding shares of common stock in connection with the conversion of shares of Series A Convertible Preferred Stock ("Private Placement Stock Issuance") as described under Proposal 4, "FOR" the proposal to approve the potential issuance of 20% or more of the Company's outstanding shares of common stock in connection with the conversion of shares of Series B through Series D Preferred Stock ("Acquisition Stock Issuance") as described under Proposal 5 and, in the discretion of the proxy holders, on any other business properly coming before the meeting and any postponement(s) or adjournment(s) thereof.

          The mailing address of the Company's principal executive offices is 308 Washington Boulevard, Marina del Rey, California 90292. The approximate date that this proxy statement and the accompanying proxy card are first being sent to shareholders is December 26, 2000.

          Upon written request to Lynda Gibson, Secretary, any person whose proxy is solicited by this proxy statement will be provided, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000. A complete copy of the Annual Report on Form 10-K is also available for download at the Company's web site at www.O2emt.com.

                                Voting Securities

          The common stock is the only outstanding authorized voting security of the Company. The record date for determining holders of common stock entitled to vote at the annual meeting is December 20, 2000. On that date, there were 5,304,164 shares of common stock outstanding, entitled to one vote per share. The presence, in person or by proxy, of a majority of all of the outstanding shares of common stock constitutes a quorum at the annual meeting. Proxies that are marked "abstain" and proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" ("broker non-votes") will be treated as shares present for purposes of determining the presence of a quorum on all matters. However, broker non-votes will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker.

          Shareholders will have cumulative voting rights with respect to the election of directors only upon proper compliance with the notice requirements of California law. Cumulative voting rights allow shareholders to give one nominee for director, and only one nominee, a number of votes equal to the number of votes to which a shareholder's shares are normally entitled multiplied by the number of nominees. Alternatively, a shareholder can distribute this total number of votes between as many of the nominees as the shareholder desires. Cumulative voting rights can be exercised only if a shareholder gives notice at the annual meeting prior to the voting for directors of the shareholder's intention to cumulate votes. Once such notice is given, all shareholders may cumulate their votes for nominees. The Company is seeking discretionary authority in the proxy to cumulate votes.

          The approval of the proposal to change the state of incorporation from California to Delaware requires the affirmative vote of a majority of the shares of common stock outstanding. Abstentions from voting with respect to this proposal (which are considered present and entitled to vote) and shares deemed present but not entitled to vote on this matter (because of a broker non-vote), will have the effect of a negative vote with respect to such proposal. Additionally, the affirmative vote of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock ("Series A Preferred Stock"), voting together as a single class, will be necessary to change the Company's state of incorporation from California to Delaware. The Company has obtained a binding proxy from the holder of the Series A Preferred Stock, pursuant to which such holder has agreed to vote in favor of reincorporation.

          All other matters to be voted on, including the approval of the 2000 Plan, the Private Placement Stock Issuance and the Acquisition Stock Issuance, will be decided by the affirmative vote of a majority of the shares of common stock present or represented at the annual meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares of common stock held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

                             Principal Shareholders

          The following table sets forth certain information as of the record date regarding the beneficial ownership of the common stock by (i) each person or group known by the Company to own beneficially more than 5% of the common stock, (ii) each director and nominee for director of the Company, (iii) each current executive officer of the Company whose compensation exceeded $100,000 for the fiscal year ended June 30, 2000 and (iv) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the common stock owned by them. Except as otherwise indicated in the table below, the business address of each of the persons listed is c/o of the Company at 308 Washington Boulevard, Marina del Rey, California 90292.


                                              Number of Shares        Percentage
Name of Beneficial Owner                      Beneficially Owned      of Shares
------------------------                      ------------------      ----------

Terry L. Gourley..............................     225,000(1)             4.1%

Joel P. Gayner................................     250,000(2)             4.5%

Maryann O'Donnell.............................        0(3)                  *
c/o O'Donnell & Ganns, LLC
1896 Rising Glen Road
Los Angeles, California  90069

                                              Number of Shares        Percentage
Name of Beneficial Owner                      Beneficially Owned      of Shares
------------------------                      ------------------      ----------

Jon A. Allegretti.............................           0(4)                 *
1798 Robson Drive
Pittsburgh, Pennsylvania 15241

Lawrence Weisdorn.............................     820,000(5)              12.6%
20485 Roca Chica Drive
Malibu, California  90265

All directors and executive officers
  as a group (eight persons)......                 502,100(6)               8.7%

----------------------------

*         Less than 1%.

(1) Represents shares of common stock issuable upon exercise of immediately exercisable options. Excludes 200,000 shares of common stock issuable upon exercise of options, 1/3 of which become exercisable on each of October 23, 2001, 2002 and 2003.

(2) Represents shares of common stock issuable upon exercise of immediately exercisable options. Excludes 200,000 shares of common stock issuable upon exercise of options, 1/3 of which become exercisable on each of October 23, 2001, 2002 and 2003.

(3) Excludes (i) 20,000 shares of common stock issuable upon exercise of options, 1/4 of which become exercisable on each of June 20, 2001, 2002, 2003 and 2004 and (ii) 55,000 shares of common stock issuable upon exercise of options, 1/4 of which become exercisable on each of October 23, 2001, 2002, 2003 and 2004.

(4) Excludes 20,000 shares of common stock issuable upon exercise of options, 1/4 of which become exercisable on each of October 23, 2001, 2002, 2003 and 2004.

(5) Includes (i) 100,000 shares of common stock issuable upon exercise of immediately exercisable options and (ii) 35,000 shares of common stock issuable upon exercise of immediately exercisable options owned by Mr. Weisdorn's spouse.

(6) Includes shares referred to as being included in notes 1-4. Excludes shares referred to in such notes as being excluded. Also includes (i) 1,100 shares of common stock owned by and 25,000 shares of common stock issuable upon exercise of currently exercisable options granted to Howard A. Cohn, the Company's chief financial officer and (ii) 1,000 shares of common stock owned by Jacalyn Hughes, the Company's executive vice president of operations and chief technology officer. Excludes (i) 50,000 shares of common stock issuable upon exercise of options granted to Mr. Cohn, 1/4 of which become exercisable in each of October 2001, 2002, 2003 and 2004, (ii) 50,000 shares of common stock issuable upon exercise of options granted to David C. Williams, the Company's executive vice president of business development, 1/4 of which become exercisable in each of October 2001, 2002, 2003 and 2004 and (iii) 40,000 shares of common stock issuable upon exercise of options granted to Jacalyn Hughes, 1/4 of which become exercisable in each of March 2001, 2002, 2003 and 2004.

                        Proposal 1: Election of Directors

          The directors of the Company are elected at each annual meeting to serve until the next annual meeting and until their successors are elected and qualified. Each nominee is currently serving as a director of the Company. If a quorum of shareholders is present at the annual meeting, the four nominees for election as directors who receive the greatest number of votes cast at the meeting will be elected directors. Abstentions and broker non-votes will have no effect on the results of the vote. The board of directors has nominated Terry L. Gourley, Joel P. Gayner, Maryann O'Donnell and Jon A. Allegretti as the candidates for election. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees named below. If any of the nominees for director at the annual meeting becomes unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes. If any shareholder gives notice at the annual meeting prior to the voting for directors of the shareholder's intention to cumulate votes, the proxy holders will have discretionary authority to cumulate votes for directors.

Information About the Nominees

          Terry L. Gourley, 38, has served as our chief executive officer since May 2000 and became our chairman of the board in September 2000. From November 1999 to May 2000, he served as our director of marketing communications. From February 1998 until November 1999, Mr. Gourley served as president and branch manager of a financial services business at NLSB Bank Financial Service Center. From March 1993 until February 1998, Mr. Gourley was an independent business owner and branch manager for FLPL Financial Services.

          Joel P. Gayner, 56, has served as our president since May 2000, and became a member of our board of directors in September 2000. From February 2000 to May 2000, he served as our senior vice president of sales and marketing. From 1990 until February 2000, Mr. Gayner was the president of Group G Associates, Inc., a marketing company.


          Maryann O'Donnell, 49, became a member of our board of directors in June 2000. Since January 2000, Ms. O'Donnell has been a partner of and investor in O'Donnell & Ganns, LLC, a venture capital investment firm. From July 1998 until January 2000, Ms. O'Donnell served as the president of ETI, LLC, a television production company. Ms. O'Donnell was one of the original investors in Earthlink Network, an Internet service provider for which she assisted in sales management recruitment from 1994 until July 1998. Ms. O'Donnell is currently a member of the Tech Coast Angels, an investment group in Southern California.

          Jon A. Allegretti, 44, became a member of our board of directors in October 2000. Mr. Allegretti has served as chief financial officer and chief legal and administrative officer for ChannelSpace Entertainment, Inc. since January 2000, and was executive vice president and chief business affairs officer from February 1999 through December 1999. From August 1997 to January 1999, Mr. Allegretti was vice president of administration for Crown Communications, Inc. (now Crown-Castle International - USA). From October 1986 to December 1996, Mr. Allegretti was with Tele-Media Corporation, serving as executive vice president and chief financial officer from January 1996 to December 1996, as executive vice president and chief operating officer from January 1990 to December 1995 and as vice president of legal affairs from October 1986 to December 1989.

Other Executive Officers

          Jacalyn A. Hughes, 48, has served as our chief technology officer since February 2000 and is also currently our executive vice president of operations. From January 1998 to February 2000, Ms. Hughes was vice president of information technology and chief information officer at Specialty Laboratories, Inc., a reference laboratory serving hospitals and specialist physicians. From August 1989 to January 1998, Ms. Hughes served as director of management information systems at Candle Corporation, a supplier of networked business applications. Ms. Hughes currently serves on boards for the Society for Information Management, Southern California, and the Organization of Women Executives.

          Howard A. Cohn, 60, has served as our senior vice president of administration and chief financial officer since May 2000. From November 1999 to May 2000, he served as our controller and treasurer. From 1995 to November 1999, Mr. Cohn was vice president of strategic planning and corporate development at West LA Music. Mr. Cohn is a certified public accountant. Mr. Cohn declared personal bankruptcy under Chapter 7 of the federal Bankruptcy Code in 1996.

          David C. Williams, 43, became our executive vice president of business development in June 2000. From June 1997 to June 2000, Mr. Williams was a director and principal in The Management Group, a management consulting firm specializing in e-commerce strategy. From 1991 through May 1997, he was managing director of Hudson Hill Consulting, a business development and strategic planning consulting firm.

Board Meetings and Committees

          The board of directors met seven times in the fiscal year ended June 30, 2000 and acted by unanimous consent on 11 occasions. No director attended fewer than 75% of the aggregate of all meetings of the board of directors and the committees of which the director was a member during 2000. In July 1999, the Company formed a standing audit committee and compensation committee. The Company does not have a nominating committee.

          Compensation Committee

          Maryann O'Donnell currently serves on the compensation committee and
C. James Jensen served on the compensation committee from June 2000 to December 2000. The compensation committee determines compensation for the Company's executive officers and administers the Company's stock option plans. The compensation committee acted by unanimous consent on one occasion during fiscal 2000.

         Audit Committee Report

         Maryann O'Donnell and Jon A. Allegretti currently serve on the audit committee, and C. James Jensen served on the audit committee from June 2000 to December 2000. Each of these members is an "independent director" and is "financially literate" as defined under the recently adopted American Stock Exchange ("Amex") listing standards. The Amex listing standards define an "independent director" generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. The Amex's listing standards define "financially literate" as being able to read and understand fundamental financial statements (including a company's balance sheet, income statement and cash flow statement).

         The audit committee acted by unanimous consent on one occasion during the fiscal year ended June 30, 2000. The audit committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of audits, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees, reviews the adequacy of the Company's internal accounting controls and reviews all related party transactions on an ongoing basis for potential conflict of interest situations. The audit committee has adopted a formal written audit committee charter, a copy of which is attached to this proxy statement as Appendix I.

         The audit committee has met and held discussions with management and the Company's independent auditors. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1(Independence Discussions with Audit Committees), and the committee discussed with the independent auditors the auditor's independence. Based upon the committee's discussion with management and the independent auditors and the committee's review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2000 filed with the SEC.

   C. James Jensen (resigned as a member of the board of directors in
                    December 2000)
   Maryann O'Donnell
   Jon A. Allegretti

Compensation of Directors

          Directors who are not officers of the Company receive $1,000 for attendance at each board meeting and $500 for attendance at each committee meeting, plus reasonable out-of-pocket expenses incurred in attending meetings. In June 2000, the Company's non-employee directors were granted options to purchase shares of common stock under the Company's 1999 Stock Option Plan. Ms. O'Donnell was granted options to purchase 20,000 shares of common stock, 1/4 of which become exercisable in each of June 2001, 2002, 2003 and 2004. C. James Jensen, who served as a member of the board of directors from June 2000 to December 2000, was granted options to purchase 40,000 shares of common stock, 1/5 of which are exercisable until January 2001 and the remainder of which expired upon his resignation from the board in December 2000. In October 2000, the Company's non-employee directors, Ms. O'Donnell, Mr. Jensen and Mr. Allegretti, were granted options to purchase 55,000, 35,000 and 20,000 shares of common stock, respectively, under the 1999 Stock Option Plan. 1/4 of each of these options become exercisable in each of October 2001, 2002, 2003 and 2004, except for Mr. Jensen's options, which expired upon his resignation from the board in December 2000.

                             Executive Compensation

          The following table shows the compensation for the fiscal years ended June 30, 2000, 1999 and 1998 earned by (i) Terry L. Gourley, our chairman and chief executive officer, (ii) Joel P. Gayner, our president, (iii) Brian A. Smith, our former executive vice president of marketing and creative, who resigned in November 2000, (iv) Lawrence Weisdorn, our former chairman and chief executive officer who resigned in September 2000, and (v) Robert J. Vitamante, our former president and chief operating officer who resigned in May 2000. The compensation for each of Messrs. Gayner, Smith, Weisdorn and Vitamante exceeded $100,000 during the fiscal year ended June 30, 2000. None of the named individuals received noncash compensation benefits having a value exceeding 10% of his cash compensation during the fiscal years ended June 30, 2000, 1999 and 1998.

                                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                            ANNUAL COMPENSATION                  COMPENSATION
                                   ---------------------------------------    --------------------
                                                                                    Awards
                                                                              --------------------
                                                                                  Securities
                                                                                  Underlying              All Other
Name and Principal                     Year        Salary         Bonu            Options/SARs           Compensation
Position During Period                               ($)           ($)           (# of shares)              ($)
----------------------------------    -------    ------------    ---------    --------------------     ---------------
Terry L. Gourley                       2000      114,423(1)         -               125,000                  -
Chairman and Chief Executive           1999          -0-                               -
  Officer                              1998          -0-                               -

Joel P. Gayner                         2000      145,282(2)         -               150,000                  -
President                              1999          -0-                               -
                                       1998          -0-                               -

Brian A. Smith(3)                      2000        126,511                          90,000
Former Executive Vice President        1999          -0-            -                  -                     -
  of  Marketing and Creative           1998          -0-                               -

Lawrence Weisdorn(4)                   2000        125,218          -               100,000                  -
Former Chairman and Chief              1999        53,000                              -
  Executive Officer                    1998        48,000                              -


Robert J. Vitamante(5)                 2000        201,150          -               142,940               100,000
Former President and Chief             1999          -0-                               -
  Operating Officer                    1998          -0-                               -

------------------------

(1) Reflects Mr. Gourley's salary commencing October 25, 1999 when he joined the Company.

(2) Reflects Mr. Gayner's salary commencing February 8, 2000 when he joined the Company.

(3) The Company formerly employed Mr. Smith as executive vice president of marketing and creative. Mr. Smith's annual base compensation at the time his employment ceased was $120,000. On November 3, 2000, Mr. Smith resigned his employment and pursuant to a termination agreement between the Company and Mr. Smith, the Company agreed to pay Mr. Smith a gross amount of $10,000 per month for a period of six months. Mr. Smith also has until November 3, 2001 to exercise options to purchase 90,000 shares of common stock at an exercise price of $15.875 per share.

(4) The Company formerly employed Mr. Weisdorn as chairman and chief executive officer. Mr. Weisdorn's annual base compensation at the time his employment ceased was $150,000. On September 1, 2000, Mr. Weisdorn resigned his employment and pursuant to a termination agreement between the Company and Mr. Weisdorn, the Company agreed to pay Mr.

          Weisdorn a gross amount of $300,000, $150,000 of which was paid upon signing the agreement, $56,250 of which was paid when the Company received $1.5 million of financing as described in Proposal 4 and $93,750 of which will be paid when and if the Company receives $2.5 million of additional financing (with pro rata payments as the Company receives such financing). Mr. Weisdorn also has until March 1, 2002 to exercise options to purchase 100,000 shares of common stock at an exercise price of $7.70 per share.

(5) The Company formerly employed Mr. Vitamante as president and chief operating officer. Mr. Vitamante's annual base compensation at the time his employment ceased was $200,000. On May 25, 2000, Mr. Vitamante resigned his employment and pursuant to a termination agreement between the Company and Mr. Vitamante, the Company agreed to pay Mr. Vitamante a gross amount of $100,000, which was paid upon signing the agreement. Mr. Vitamante also has until February 24, 2001 to exercise options to purchase 75,000 shares of common stock at an exercise price of $11.00 per share.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                      Individual Grants
                               ---------------------------------
                                 Number of       Percent of
                                Securities         Total
                                Underlying      Options/SARs
                                Option/SARs      Granted to                                        Market Price on
                                  Granted       Employees in    Exercise Price   Expiration        Date of Grant
Name                                (#)         Fiscal Year       ($/Share)           Date              ($)
-----------------------------  --------------- --------------- ---------------- ------------------------------------
Terry L. Gourley                  25,000           14.3%           $7.125           11/1/09            $7.125
Chairman and Chief Executive      100,000                           $7.00           5/18/10            $7.00
  Officer

Joel P. Gayner                    50,000           17.2%           $13.188           2/9/10           $13.188
President                         100,000                           $7.00           5/18/10            $7.00

Brian A. Smith                       0              --               --               --                --
Former Executive Vice
  President of Marketing and
  Creative

Lawrence Weisdorn                 100,000          11.5%            $7.70            3/1/02            $7.00
Former Chairman and Chief
  Executive Officer

Robert J. Vitamante               142,940          16.4%           $11.00           2/24/01            $11.00
Former President and Chief
  Operating Officer

                                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                                       YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                  Number of Securities            Value of Unexercised
                                                                 Underlying Unexercised               In-the-Money
                                  Shares                            Options/SARs at                 Options/SARs at
                                 Acquired        Value            Fiscal Year-End (#)            Fiscal Year-End(1) ($)
                               on Exercise       Realized         --------------------           ----------------------
Name                               (#)              ($)        Exercisable Unexercisable       Exercisable Unexercisable
---------------------------    -------------     ----------    ---------------------------     ---------------------------
Terry L. Gourley                   --               --              0          125,000             $0         $809,375
Chairman and Chief
  Executive Officer

Joel P. Gayner                     --               --           10,000        140,000           $3,120       $662,480
President

Brian A. Smith                     --               --           22,500        67,500              $0            $0
Former Executive Vice
  President of Marketing
  and Creative

Lawrence Weisdorn                  --               --           100,000          0             $580,000         $0
Former Chairman and
  Chief Executive Officer

Robert J. Vitamante                --               --           75,000           0             $187,500         $0
Former President and
 Chief Operating Officer

-------------------

(1) Represents the difference between the aggregate market value at June 30, 2000 of the common stock underlying the options (based on a last sale price of $13.50 on that date) and the options' aggregate exercise price.

Compensation Arrangements for Current Executive Officers

          Terry L. Gourley. In October 2000, Mr. Gourley and the Company entered into a three-year employment agreement, pursuant to which Mr. Gourley continues to serve as the Company's chairman of the board and chief executive officer. The employment agreement provides for an annual base salary of at least $190,000, with bonuses as may be determined from time to time by the compensation committee of the board of directors. Mr. Gourley is entitled to a bonus of up to $190,000 for the year ending December 31, 2001 if the Company achieves the following performance objectives: (i) if the Company's revenues during the year ending December 31, 2001 equal or exceed $15,000,000, the Company will pay Mr. Gourley $63,333; (ii) if the average closing price of the common stock during the period from December 1, 2001 through December 31, 2001 exceeds $8.00 per share, the Company will pay Mr. Gourley $63,333; and (iii) if the Company is profitable for the six-month period ending December 31, 2001, the Company will pay Mr. Gourley $63,333. In consideration of Mr. Gourley executing the employment agreement, the Company awarded Mr. Gourley a $100,000 bonus, which will be paid when the Company successfully arranges for a financing or series of financings in the aggregate amount of at least $4,000,000 (with pro rata payments to be made as the Company receives such financing). $37,500 of the bonus became payable when the Company received $1.5 million of financing as described in Proposal 4. Additionally, the Company agreed to (i) accelerate the vesting of the options to purchase 125,000 shares of common stock which were previously granted to Mr. Gourley and (ii) grant to Mr. Gourley options to purchase 300,000 shares of common stock under one of the Company's stock option plans at an exercise price of $5.875 per share, the closing sale price of the common stock on the day immediately preceding the agreement date. 100,000 of the options are immediately exercisable and the remaining 200,000 options will vest one-third on each of the first, second and third anniversaries of the agreement date. The Company also agreed to forgive all amounts due it under Mr. Gourley's $25,000 promissory note to the Company, including interest accrued, once at least $4,000,000 in financing has been arranged. The note was forgiven in December 2000 when the Company entered into the financing arrangement described in Proposal 4.

          Joel P. Gayner. In October 2000, Mr. Gayner and the Company entered into a three-year employment agreement, pursuant to which Mr. Gayner continues to serve as the Company's president. The employment agreement provides for an annual base salary of at least $190,000, with bonuses as may be determined from time to time by the compensation committee of the board of directors. Mr. Gayner is entitled to a bonus of up to $190,000 for the year ending December 31, 2001 if the Company achieves the following performance objectives: (i) if the Company's revenues during the year ending December 31, 2001 equal or exceed $15,000,000, the Company will pay Mr. Gayner $63,333; (ii) if the average closing price of the common stock during the period from December 1, 2001 through December 31, 2001 exceeds $8.00 per share, the Company will pay Mr. Gayner $63,333; and (iii) if the Company is profitable for the six-month period ending December 31, 2001, the Company will pay Mr. Gayner $63,333. In consideration of Mr. Gayner executing the employment agreement, the Company awarded Mr. Gayner a $100,000 bonus, which will be paid when the Company successfully arranges for a financing or series of financings in the aggregate amount of at least $4,000,000 (with pro rata payments to be made as the Company receives such financing). $37,500 of the bonus became payable when the Company received $1.5 million of financing as described in Proposal 4. Additionally, the Company agreed to (i) accelerate the vesting of the options to purchase 150,000 shares of common stock which were previously granted to Mr. Gayner and (ii) grant to Mr. Gayner options to purchase 300,000 shares of common stock under one of the Company's stock option plans at an exercise price of $5.875 per share, the closing sale price of the common stock on the day immediately preceding the agreement date. 100,000 of the options are immediately exercisable and the remaining 200,000 options will vest one-third on each of the first, second and third anniversaries of the agreement date.

          David C. Williams. David Williams does not have a written employment agreement. He currently receives an annual base salary of $150,000 and is entitled to the same benefits that other employees generally receive.

          Jacalyn Hughes. Jacalyn Hughes does not have a written employment agreement. She currently receives an annual base salary of $165,000 and is entitled to the same benefits that other employees generally receive.

          Howard A. Cohn. Howard Cohn does not have a written employment agreement. He currently receives an annual base salary of $165,000 and is entitled to the same benefits that other employees generally receive.

1999 Stock Option Plan

          In February 1999, the Company adopted the 1999 Stock Option Plan. The 1999 Stock Option Plan authorizes the granting of awards of up to 2,000,000 shares of common stock to the Company's key employees, officers, directors and consultants. Awards consist of both nonqualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended, as described in the 1999 Stock Option Plan. As of the record date, options to purchase 1,661,800 shares of common stock were outstanding or committed for grant under the 1999 Stock Option Plan, with 336,798 shares available for future grant.

1999 Employee Stock Purchase Plan

          In November 1999, the shareholders approved the Company's 1999 Employee Stock Purchase Plan, under which a total of 2,000,000 shares of common stock are available for issuance. Under this stock purchase plan, as currently administered by the compensation committee, all full-time employees, including employees who are officers or directors, may use a portion of their salary to acquire shares of the Company's common stock. Offering periods are six months long and commence on January 1 and July 1 of each year and end on the last day of June and December following. On the first day of each offering period, known as the "offering date," each eligible employee is automatically granted an option to purchase shares of the Company's common stock to be automatically exercised on the last trading day of the six-month purchase period comprising an offering period. The last trading day of a purchase period is known as a "purchase date." On the purchase date, the amounts withheld will be applied to purchase shares for the employee from the Company. The purchase price will be the lesser of 85% of the closing market price of the Company's common stock on the offering date or on the purchase date. As of the record date, no shares of common stock have been issued under the 1999 Employee Stock Purchase Plan.

2000 Performance Equity Plan

          In October 2000, the board of directors approved the 2000 Performance Equity Plan, under which a total of 1,000,000 shares of common stock will be made available for grants to the Company's key employees, officers, directors and consultants, upon shareholder approval as contemplated by Proposal 3 below. Awards may consist of both nonqualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended, restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the 2000 plan. There are currently no options outstanding under the 2000 plan.

Compliance with Section 16(a) of the Exchange Act

          Section 16(a) of the Securities Exchange Act, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reporting persons also are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such forms furnished to it and representations that no other reports were required, the Company believes that all Section 16(a) reporting requirements were complied with during the year ended June 30, 2000.

                 Certain Relationships and Related Transactions

          From August 1996 to June 30, 1998, Mr. Weisdorn, our former chairman and chief executive officer, and his father, Lawrence Weisdorn, Sr. advanced a total of $178,683 to the Company. These advances were made in the form of loans on which the Company pays annual interest of 7%. In fiscal 1998, the Weisdorns advanced $108,860 to the Company and during fiscal 1998 were owed as much as $111,824. At June 30, 1999, the Company owed Lawrence Weisdorn, Sr. a total of $50,201, and Lawrence Weisdorn, Jr., a total of $20,522. All sums owing to the Weisdorns were repaid from the proceeds of the Company's initial public offering in July 1999.

          In July 1999, the Company loaned $225,000 to C. Michael Mellin, the Company's former senior vice president, technology operations, under a promissory note bearing interest at 10% per annum and secured by a deed of trust on Mr. Mellin's residence. The note plus accrued interest became due on September 1, 2000 and was not repaid. Foreclosure proceedings were initiated against Mr. Mellin on September 12, 2000. Management believes that the value of the security exceeds the outstanding indebtedness.

          Effective October 1999, the Company adopted a policy on future related party transactions. Under that policy, all transactions between the Company and any of its executive officers, directors or affiliates must be approved or ratified by a majority of the independent outside members of the Company's board of directors who do not have an interest in the transactions.

          In March and May 2000, the Company loaned an aggregate of $85,000 under two promissory notes to Terry L. Gourley, who was then our director of marketing communications and is now our chairman and chief executive officer. The promissory notes for $25,000 and $60,000 bear interest at 10% per annum and, along with any accrued interest, are repayable upon demand by the Company. In connection with entering into an employment agreement with Mr. Gourley in October 2000, the Company agreed to forgive all amounts due under the promissory note for $25,000, including interest accrued, once at least $4,000,000 in financing has been arranged. The note was forgiven in December

2000 when the Company entered into the financing arrangement described in Proposal 4.

          In May 2000, the Company loaned $25,000 under a promissory note to Joel Gayner, our president and chief operating officer. The promissory note is non-interest bearing and serves as an advance against future sales commissions earned. If Mr. Gayner is still employed by the Company on February 7, 2001, the Company will forgive all amounts due under the promissory note.

         In September 2000, Lawrence Weisdorn resigned his employment as chairman of the board. Pursuant to a termination agreement between the Company and Mr. Weisdorn, the Company agreed to pay Mr. Weisdorn a gross amount of $300,000, $150,000 of which was paid upon signing the agreement, $56,250 of which was paid when the Company received $1.5 million of financing as described in Proposal 4 and $93,750 of which will be paid when and if the Company receives $2.5 million of additional financing (with pro rata payments as the Company receives such financing). Pursuant to the termination agreement, Mr. Weisdorn agreed that he would not sell, transfer or otherwise dispose of more than 100,000 shares of the Company's common stock owned by Weisdorn or issuable upon exercise of options held by Weisdorn during any quarterly period commencing September 1, 2000 without the Company's prior written consent, which may not be unreasonably withheld. If Mr. Weisdorn sells less than 100,000 shares during any quarter, in any subsequent quarter, he may without the Company's consent, sell on a cumulative basis an additional number of shares equal to the difference between 100,000 and the number of shares sold. Mr. Weisdorn also has until March 1, 2002 to exercise options to purchase 100,000 shares of common stock at an exercise price of $7.70 per share.

        [THIS TRANSACTION HAS NOT BEEN SIGNED OR COMPLETED BUT HAS BEEN PRESENTED AS IF SIGNED AND COMPLETED. THERE CAN BE NO ASSURANCE THAT THIS TRANSACTION WILL BE COMPLETED.] In December 2000, the Company entered into an asset purchase agreement with ChannelSpace Entertainment, Inc. ("CSEI"), pursuant to which the Company agreed to acquire from CSEI its electronic Content Management System (eCMS) technology. Jon A. Allegretti, a shareholder and executive officer of CSEI, became a member of the Company's board of directors in October 2000. In consideration for the purchase, the Company agreed to issue to CSEI shares of Series B Preferred Stock, which will automatically convert into the number of shares of common stock equal to the sum of 833,333 and the quotient obtained by dividing $500,000 by the average of the closing prices of the common stock for the five trading days prior to the closing date upon the effectiveness of a registration statement registering the resale of the underlying shares of common stock. The Company also agreed to issue to CSEI shares of each of Series C-1 through Series C-12 Preferred Stock, each series of which will automatically convert into shares of common stock based upon a gross revenue formula for each of 12 quarterly periods with the first period ending on March 31, 2001. The Company also agreed to issue to CSEI shares of Series D Preferred Stock, which will automatically convert into shares of common stock if the average of the closing prices of the Company's common stock during the three-month period commencing fifteen months after the closing date does not equal or exceed $12 per share. See Proposal 5 for a more detailed discussion of the asset purchase.

           Compensation Committee Interlocks and Insider Participation

          The Company's compensation committee was established in July 1999 and currently consists of Maryann O'Donnell. C. James Jensen served as a member of the compensation committee from June 2000 to December 2000. Donald L. Hejmanowski and Joel F. McIntyre served as members of the compensation committee during the fiscal year ended June 30, 2000. Mr. Hejmanowski served as a director of the Company from August 1996 through February 2000 and from August 1996 to February 1997, he was employed as the Company's investor relations manager. Mr. McIntyre served as a director of the Company from June 1999 to September 2000. No executive officer of the Company sits on the compensation committee of another entity, one of whose executive officers serves as a director of the Company or on our board of directors, nor does any executive officer of the Company serve as a director of another entity, one of whose executive officers serves on our board of directors.

             Compensation Committee Report on Executive Compensation

          Pursuant to authority delegated by the board of directors, the compensation committee determines and administers the compensation of the Company's executive officers. In setting the compensation for the executive officers other than the chief executive officer, the compensation committee works closely with the chief executive officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the board of directors has granted the compensation committee full authority to set executive compensation, in practice the decisions of the compensation committee are usually reported as recommendations to the full board of directors.

          Internal Revenue Code Section 162(m), as currently in effect, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers. Generally the levels of salary and bonus paid by the Company do not exceed this limit. However, upon the exercise of nonstatutory stock options, the excess of the current market price over the option exercise price ("option spread") is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements.

Compensation Principles

          Executive compensation in fiscal year 2001 will be based on several general principles, including the following:

          o Provide competitive total compensation that enables the Company to attract and retain key executives;

          o         Link corporate and individual performance to compensation;

          o Encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire stock in the Company; and

          o         Reward initiative.

Compensation Components

          The primary components of the Company's executive officer compensation program are base salary, annual incentive arrangements and long-term incentive compensation in the form of stock options.

          Base Salary. Executive officer base salaries for fiscal 2000 were established by the compensation committee at salary levels appropriate for the responsibilities of the executive officers of the Company. In determining salaries, they took into account individual experience, job responsibility and individual performance. No specific weight was attached to these factors in establishing base salaries. For fiscal 2001 and future years, the Company will attempt to establish base salary levels for the Company's executive officers that are competitive with those established by companies of similar size in the Internet marketing industry. When determining salaries, the compensation committee also will take into account individual experience levels, job responsibility and individual performance. Each executive officer's salary will be reviewed annually, and increases to base salary will be made to reflect competitive market increases and the individual factors described above.

          Stock Options. The Company's 1999 Stock Option Plan is intended as a long-term incentive plan for executive officers, managers and other key employees of the Company. The objectives of the 1999 Stock Option Plan are to align employee and shareholder long-term interests by creating a direct link between compensation and shareholder value. The compensation committee administers the 1999 Stock Option Plan and recommends to the full board of directors awards of stock options to executive officers and other employees of the Company. In the past, options granted under the 1999 Stock Option Plan generally have been granted at an exercise price equal to the fair market value of the common stock on the day prior to the date of grant. Prior to the Company's initial public offering in July 1999, fair market value was based on the reported bid prices of the common stock on the NASD OTC Bulletin Board. For incentive stock options granted after the initial public offering, the fair market value is deemed to be the closing price as reported in The Wall Street Journal on the day prior to the date of grant. For nonqualified options granted after the initial public offering, fair market value is established by the board of directors, upon recommendation of the compensation committee, as the closing price as reported on the American Stock Exchange on the day prior to the date of grant. Options generally become exercisable over a four-year period with 25% of the options exercisable at the end of each year from the date of grant. Stock options generally have a ten-year term, but terminate earlier if employment is terminated. Initial option grants to executive officers depend upon the level of responsibility and position, and subsequent grants are made based on the compensation committee's subjective assessment of performance, among other factors. In fiscal 2000, the board of directors made the following option grants under the 1999 Stock Option Plan to executive officers of the Company: Lawrence Weisdorn - 100,000, Terry Gourley - 125,000, Joel Gayner - 150,000, Howard Cohn
- 25,000 and Jacalyn Hughes - 40,000. The compensation committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants.

Compensation of Chief Executive Officer

          The compensation committee employed the same criteria to determine the chief executive officer's compensation that they used to set compensation for the other executive officers in fiscal 2000. The compensation committee increased Mr. Weisdorn's salary in fiscal 2000, as it had the previous year. The increase in salary was based on the view that Mr. Weisdorn's salary was below competitive salary levels for executives with similar experience and ability, and partly in recognition of Mr. Weisdorn's individual performance.

          In May 2000, Lawrence Weisdorn resigned his position as chief executive officer of the Company. In connection with this agreement to continue to serve as the chairman of the board and to facilitate the transition to Terry
L. Gourley as chief executive officer, the Company agreed to pay Mr. Weisdorn a base annual salary of $150,000, an increase from $120,000. The Company also granted Mr. Weisdorn options to purchase 100,000 shares of common stock at exercise price of $7.70 per share.

          In September 2000, Mr. Weisdorn resigned his employment as chairman of the board and pursuant to a termination agreement between the Company and Mr. Weisdorn, the Company agreed to pay Mr. Weisdorn a gross amount of $300,000, Proposal 4 and $93,750 of which will be paid when and if the Company receives $2.5 million of additional financing (with pro rata payments as the Company receives such financing). Mr. Weisdorn also has until March 1, 2002 to exercise his options to purchase 100,000 shares of common stock.

          In May 2000, Terry Gourley became the Company's chief executive officer. The Company agreed to pay Mr. Gourley a base annual salary of $200,000 subject to partial recoupment of $50,000 if certain performance targets were not achieved. The Company also granted Mr. Gourley options to purchase 100,000 shares of common stock at an exercise price of $7.00 per share. In October 2000, the Company and Mr. Gourley entered into an employment agreement pursuant to which Mr. Gourley will continue to serve as chairman and chief executive officer for a three-year term. The terms of Mr. Gourley's employment agreement are described in the section "Employment Agreements."

Conclusion

          The compensation committee believes that the compensation provided to the chief executive officer and the Company's other executive officers during the fiscal year ended June 30, 2000 was fair, reasonable and in the best interests of the shareholders of the Company.

Compensation Committee Members

    C. James Jensen (resigned as a member of the board of directors in
                     December 2000)
    Maryann O'Donnell

Performance Graph

          The graph below compares the cumulative total return on the Company's common stock with the cumulative total return of (i) the AMEX Market Value Index and (ii) the Chase H&Q Internet 100 Index. The graph assumes $100 was invested on June 26, 1997 (the date the Company's common stock began trading on the OTC Bulletin Board) in shares of the Company's common stock, the stocks comprising the AMEX Market Value Index and the stocks comprising the Chase H&Q Internet 100 Index. The returns have been calculated assuming reinvestment of dividends. The Company has not paid any dividends.

                 Comparison of 36 Month Cumulative Total Return*
                Among 3dshopping.com, the AMEX Market Value Index
                      and the Chase H&Q Internet 100 Index


Company                  June 26     June 30,   June 30,   June 30,   June 30,
Name/Index                 1997        1997       1998       1999       2000
----------------------- ---------- ----------  ---------  ---------   -------

AMEX Market Value        100.00       103.46     129.78     146.29    172.30

Chase H&Q Internet 100   100.00       99.35      226.62     547.98    844.91

3dshopping.com           100.00       95.87      113.53     783.33    900.00

     Proposal 2: To Approve a Change in the Company's State of Incorporation
                           from California to Delaware

General

          The board of directors has unanimously approved and recommends for shareholder approval a proposal to change the Company's state of incorporation from California to Delaware. The board of directors believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the board of directors believes that reincorporation in Delaware, along with certain measures the board intends to concurrently adopt which are designed to make hostile takeovers of the Company more difficult, will enable the board to consider fully any proposed takeover attempt and to negotiate terms that maximize benefits to the Company and its shareholders. The board also believes that reincorporation in Delaware will enhance the Company's ability to attract and retain qualified members of the Company's board of directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. Finally, reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law.

          Hostile Takeovers. The Company intends as part of the reincorporation to adopt certain measures which may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by a corporation's board of directors can seriously disrupt the business and management of a corporation. Many of these types of takeovers are done when the corporation's value is low and often lead to certain shareholders obtaining more favorable terms than other shareholders. In contrast, board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

          The board of directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to a corporation's shareholders, providing all shareholders with considerable value for their shares. However, the board of directors believes that the potential disadvantages of unapproved takeover attempts sufficiently outweigh the possible benefits of such takeovers. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

          Notwithstanding the benefits that may be caused by these changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the board of directors. Due to these changes, opportunities may be lost that a substantial number, and perhaps even a majority, of the Company's shareholders believe to be in their best interests, or in which shareholders might receive a substantial premium for their shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

          Director Liability: Ability to Attract and Retain Directors. In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The directors have elected to adopt such a provision in the Delaware certificate of incorporation and bylaws. It should be noted that Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct or bad faith, for any transaction from which the director derives an improper personal benefit or for violations of federal laws. The board of directors believes that Delaware incorporation will enhance the Company's ability to recruit and retain directors in the future. Shareholders should be aware, however, that such a provision inures to the benefit of the directors, and the interest of the board of directors in recommending the reincorporation may therefore be in conflict with the interests of the shareholders. See "--Indemnification and Limitation of Liability" for a more complete discussion of these issues.

          In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. Nonetheless, the board of directors believes that protection from liability for directors is somewhat greater under Delaware law than under California law and, therefore, that the Company's objectives in adopting this type of provision can be better achieved by reincorporation in Delaware.

          Predictability of Delaware Law. For many years, Delaware has followed a policy of encouraging incorporation in its state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company.

          In contrast, the California General Corporation Law, to which the Company is presently subject, has not been subject to the same degree of judicial scrutiny and interpretation that Delaware corporate law has. The board of directors believes that the interests of the Company's shareholders are better served by reincorporating in a state that has a more defined and comprehensive corporate law. It is anticipated that the proposed reincorporation will provide greater predictability in the Company's legal affairs than is presently available under California law.

          Rights of Shareholders. The interests of the board of directors of the Company, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies.

          Method of Reincorporation. The proposed reincorporation would be accomplished by merging the Company into O2 Essential Marketing Technologies, Inc., a newly-formed Delaware corporation which, just before the merger, will be a wholly-owned subsidiary of the Company ("Delaware Company"), pursuant to an Agreement and Plan of Merger ("Merger Agreement"). The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees.

          On the effective date of the proposed reincorporation, each outstanding share of common stock of the Company will automatically convert into one share of common stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the effective date of the reincorporation, the number of outstanding shares of common stock of the Delaware Company will be equal to the number of shares of common stock of the Company outstanding immediately prior to the effective date of the reincorporation. In addition, each outstanding option or right to acquire shares of common stock of the Company will be converted into an option or right to acquire an equal number of shares of common stock of the Delaware Company, under the same terms and conditions as the original options or rights. All of the Company's employee benefit plans, including the 1999 Stock Option Plan and the 1999 Employee Stock Purchase Plan and the 2000 Performance Equity Plan if it is approved by the shareholders at this annual meeting, will be adopted and continued by the Delaware Company following the reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of the adoption and assumption of those plans by the Delaware Company.

          No action need be taken by shareholders to exchange their stock certificates; this will be accomplished at the time of the next transfer by the shareholder. Certificates for shares in the Company will automatically represent an equal number of shares in the Delaware Company upon completion of the merger.

          The proposed reincorporation requires the approval of a majority of the outstanding shares entitled to vote on the proposal. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. However, the reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained if, in the opinion of the board of directors, circumstances arise that make such action advisable; provided, that any amendment that would effect a material change from the charter provisions discussed in this proxy statement would require further approval by the holders of a majority of the outstanding shares of the common stock.

                  Significant Changes Caused by Reincorporation

          In general, the Company's corporate affairs currently are governed by the California General Corporation Law, the Company's Articles of Incorporation, as amended ("California Articles") and the Company's bylaws ("California Bylaws"), which have been adopted pursuant to California law. The California Articles and California Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at 308 Washington Boulevard, Marina del Rey, California 90292, Attention: Corporate Secretary.

          If the reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Upon the effective date of the merger, the Delaware Company's name will be O2 Essential Marketing Technologies, Inc. The board of directors believes that this name change is in the best interest of the Company. In light of the recent changes to the Company's business plan, the name "3Dshopping.com" no longer accurately reflects all of the Company's operations and interests. The name "O2 Essential Marketing Technologies, Inc." better communicates the Company's mission to become a leading provider of marketing and distribution solutions for content rich Internet businesses. The Company has been conducting business under the name "O2 Essential Marketing Technologies" since August 2000.

          The California Articles currently authorize the issuance of 10,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value. The Delaware Company's capitalization, as set forth in the Delaware Certificate, which will be the Company's governing charter if the merger is effected, is identical to that of the Company with the addition of a per share par value, authorizing 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share.

          The California Bylaws provide that the board of directors, in its sole discretion, may elect to create a classified board only if the number of directors is greater than five. If there are more than five and less than nine directors, the board only may be divided into two classes and if there are more than eight directors, the board may be divided into three classes. In contrast, the Delaware Bylaws provide for a classified board without specifying a required number of directors or classes. If the reincorporation proposal is adopted, the directors of the Delaware Company will, in effect, become the directors of the Company. The Delaware Company's board would be classified into three classes, with each class holding office for a term of three years. Maryann O'Donnell and Jon A. Allegretti, comprising the Class I directors, would initially hold office for a term expiring at the 2001 annual meeting of shareholders; Joel P. Gayner, comprising the Class II directors, would initially hold office for a term expiring at the 2002 annual meeting of shareholders; and Terry
L. Gourley, comprising the Class III directors, would initially hold office for a term expiring at the 2003 annual meeting of shareholders.

          Following the merger, issues of corporate governance and control would be controlled by Delaware law rather than California law. But see "-- Application of California Law After Reincorporation" for a discussion of the remaining effects of California law on the Company following the merger. The California Articles and California Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company ("Delaware Certificate") and the bylaws of the Delaware Company ("Delaware Bylaws"). Accordingly, the differences among these documents and between Delaware and California law are relevant to your decision whether to approve the reincorporation proposal.

          Aside from the differences discussed above, a number of significant differences between California and Delaware law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart. For each item summarized in the chart, there is a reference to a page of this proxy statement on which a more detailed discussion appears.

               Issue                                Delaware                              California
------------------------------------------------------------------------------------------------------------------
Limitation on Director Liability     Delaware law permits the limitation of      California law contains additional
(see page 21).                       liability of directors to the Company       exceptions to the liability
                                     except in connection with: (i) limitations
                                     of directors. breaches of their duty of
                                     loyalty; (ii) acts or omissions not in good
                                     faith or involving intentional misconduct
                                     or knowing violations of law; (iii) the
                                     payment of unlawful dividends or unlawful
                                     stock repurchases or redemptions; or (iv)
                                     transactions in which a director received
                                     an improper personal benefit.
------------------------------------------------------------------------------------------------------------------
Indemnification of Officers and      Delaware law permits somewhat broader       California law permits
Directors (see page 22).             indemnification and could result in         indemnification under certain
                                     indemnification of directors and            circumstances, subject to certain
                                     officers in circumstances where             limitations.
                                     California law would not permit
                                     indemnification.
------------------------------------------------------------------------------------------------------------------
Cumulative Voting for Directors      Cumulative voting is permitted under        Cumulative voting is permitted at a
(see page 24).                       Delaware law provided the certificate       shareholders' meeting at which
                                     of incorporation contains a provision       directors are to be elected,
                                     authorizing such.  The Delaware             provided (i) the candidate's name
                                     Certificate does not contain such a         has been placed in nomination prior
                                     provision.                                  to voting and (ii) the shareholder
                                                                                 has given notice at the meeting prior
                                                                                 to voting of his intention to cumulate
                                                                                 his votes. California law permits a
                                                                                 corporation whose shares are listed
                                                                                 on the New York Stock Exchange or the
                                                                                 American Stock Exchange or whose

               Issue                                Delaware                              California
------------------------------------------------------------------------------------------------------------------
                                                                                 securities are designated as qualified
                                                                                 for trading as a national market
                                                                                 system security on the National Association
                                                                                 Quotation System to eliminate, by amendment
                                                                                 to its certificate of incorporation or
                                                                                 by-laws, cumulative voting under all
                                                                                 circumstances. The California Articles and
                                                                                 Bylaws have not been so amended.
------------------------------------------------------------------------------------------------------------------
Classified Board of Directors (see   Classified board is permitted.              Classified board is permitted.
page 25).                            Delaware Company's charter documents        Company's Bylaws provide for
                                     provide for classes of directors.           classes of directors only if there
                                                                                 are more than five board members.
------------------------------------------------------------------------------------------------------------------
Removal of Directors by              Unless the board is classified,             Unless the board is classified,
Shareholders (see page 27).          removal with or without cause by            removal with or without cause by
                                     affirmative vote of a majority of the       affirmative vote of a majority of
                                     outstanding shares entitled to vote at      the outstanding shares entitled to
                                     an election of directors.                   vote, provided that shares voting
                                                                                 against removal could not elect
                                                                                 such director under cumulative
                                                                                 voting.
------------------------------------------------------------------------------------------------------------------
Filling Board Vacancies (see page    Delaware law provides for the Delaware      California law permits (a) any
27).                                 Court of Chancery to order an election      holder of an aggregate of 5% or
                                     to fill vacancies or newly created          more of the corporation's voting
                                     directorships upon the application of       stock or (b) the superior court of
                                     the holders of 10% of the outstanding       the appropriate county to call a
                                     a shares having a right to vote for such    special meeting of shareholders to
                                     directors if, at the time of filling such   elect the entire board if, after
                                     vacancies or directorships, the directors   filling any vacancy, the directors
                                     then in office constitute less than a       then in office who have been
                                     majority of the entire board as             elected by the shareholders
                                     constituted immediately prior to any        constitute less than a majority
                                     increase.                                   of the directors then in office.
------------------------------------------------------------------------------------------------------------------
Powers to Call Special               The board of directors, the President       The board of directors, the
Shareholders' Meeting (see page 28). or shareholders of record owning a          Chairman of the board, the
                                     majority of the issued and outstanding      President, or holders of 10% of the
                                     stock.                                      shares entitled to vote at the
                                                                                 special meeting.
------------------------------------------------------------------------------------------------------------------
Action by Written Consent of         Action by written consent permitted by      Action by written consent permitted
Shareholders (see page 28)           Delaware law and Bylaws.                    by California law and Bylaws.
------------------------------------------------------------------------------------------------------------------

               Issue                                Delaware                              California
------------------------------------------------------------------------------------------------------------------
Shareholder Approval of Certain      Restricts hostile two-step takeovers.       No comparable statute.
Business Combinations (see page 29)
------------------------------------------------------------------------------------------------------------------
Amendment of Charter Documents (see  Amendments of all provisions of the         Only amendment of certain
page 31).                            Delaware Certificate requires approval      provisions of the California
                                     by a majority of the outstanding            Articles requires approval by a
                                     shares entitled to vote.                    majority of the outstanding shares
                                                                                 entitled to vote.
------------------------------------------------------------------------------------------------------------------
Loans to Officers, Directors and     Board of directors may authorize if         Loans must generally be approved by
Employees (see page 31).             expected to benefit the Company.            a majority of the outstanding
                                                                                 shares. California law permits a
                                                                                 corporation whose shares are held by 100
                                                                                 or more persons, and that has a bylaw
                                                                                 approved by a majority of the
                                                                                 outstanding shares entitled to vote, to
                                                                                 make a loan approved solely by the
                                                                                 board. The California Bylaws do not
                                                                                 contain such a provision.
------------------------------------------------------------------------------------------------------------------
Class Vote for Certain               Generally not required unless a             A reorganization transaction must
Reorganizations                      reorganization adversely affects a          generally be approved by a majority
(see page 32).                       specific class of shares.                   vote of each class of shares
                                                                                 outstanding.
------------------------------------------------------------------------------------------------------------------
Inspection of Shareholder Lists      Permitted for any purpose reasonably        Permitted for any purpose
(see page 32).                       related to such shareholder's interest      reasonably related to such
                                     as a shareholder.                           shareholder's interest as a
                                                                                 shareholder. Also, an absolute
                                                                                 right to 5% shareholders and
                                                                                 certain 1% shareholders.
------------------------------------------------------------------------------------------------------------------
Appraisal Rights                     Generally available if shareholders         Available in certain circumstances
(see page 32).                       receive cash in exchange for the            if the holders of 5% of the class
                                     shares and in certain other                 assert such rights.
                                     circumstances.
------------------------------------------------------------------------------------------------------------------
Dividends (see page 34).             Paid from surplus (including paid-in        Generally limited to the greater of
                                     and earned surplus or net profits).         (i) retained earnings or (ii) an
                                                                                 amount which would leave the Company
                                                                                 with assets of at least 125% of
                                                                                 liabilities and current assets of at
                                                                                 least 100% of current liabilities.
------------------------------------------------------------------------------------------------------------------


                   Limitation of Liability and Indemnification

Limitations on Director Liability

          Both California and Delaware law permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director. The California and Delaware laws adopt a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares or such language is included in the original charter.

          The California Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) a transaction from which the director derived an improper personal benefit; (d) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans or guarantees.

          In accordance with Delaware law, the Delaware Certificate states that a director shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability for: (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) for any transaction from which the director derived an improper personal benefit. This limitation of liability provision may not eliminate or limit the liability of a director for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

          Shareholders should recognize that the proposed reincorporation and associated measures are designed to shield a director from suits by the Delaware Company or its shareholders for monetary damages for negligence or gross negligence by the director in failing to satisfy the director's duty of care. As a result, an action for monetary damages against a director predicated on a breach of the duty of care would be available only if the Delaware Company or its shareholders were able to establish that the director was disloyal in his conduct, failed to act in good faith, engaged in intentional misconduct, knowingly violated the law, derived an improper personal benefit or approved an illegal dividend or stock repurchase. Consequently, the effect of such measures may be to limit or eliminate an effective remedy which might otherwise be available to a shareholder who is dissatisfied with a director's decisions. Although an aggrieved shareholder could sue to enjoin or rescind an action taken or proposed by the board of directors, such remedies may not be timely or adequate to prevent or redress injury in all cases.

          The Company believes that directors are motivated to exercise due care in managing the Company's affairs primarily by concern for the best interests of the Company and its shareholders rather than by the fear of potential monetary damage awards. As a result, the Company believes that the reincorporation proposal should sustain the board of directors' continued high standard of corporate governance without any decrease in accountability by directors to the Company and its shareholders.

Indemnification of Officers and Directors

          The California Bylaws and Delaware Bylaws relating to indemnification similarly require that the Company and the Delaware Company, respectively, indemnify its directors and officers to the fullest extent permitted by the respective state law, provided that the Company and the Delaware Company may modify the extent of such indemnification by individual contracts with its directors and executive officers. The Delaware Company, however, will not be required to indemnify any director or officer in connection with a proceeding initiated by such person unless the proceeding was authorized by the board of directors. The California Bylaws and Delaware Bylaws permit the Company and the Delaware Company to provide indemnification to its other officers, employees and agents as set forth in California and Delaware law.

          California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states, as well as the California and Delaware Bylaws.

          California law permits indemnification of expenses incurred in derivative or third-party actions with two exceptions. First, corporations may not, without court approval, indemnify a person if such person is adjudged to be liable to the corporation in the performance of his or her duties to the corporation and its shareholders. If a court approves the indemnification, it may be made only to the extent that the court shall determine. Second, no indemnification may be made under California law, without court approval, in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action, or amounts incurred in defending a pending action which is settled or otherwise disposed of.

          In all other cases, indemnification is permitted by California law provided the person seeking indemnification acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful). Whether such person's conduct meets this standard is determined by (i) a majority vote of a disinterested quorum of the directors,
(ii) independent legal counsel (if a quorum of independent directors is not obtainable) set forth in a written opinion, (iii) a majority vote of a quorum of the shareholders (excluding shares owned by the interested party) or (iv) the court handling the action.

          Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination (i) by a majority of the disinterested directors, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no independent directors, or if such directors so direct, by independent legal counsel set forth in a written opinion or (iv) by a majority vote of a quorum of the shareholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law as described above) not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation.

          California law requires indemnification when the individual has successfully defended the action on the merits as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise, but only for present or former directors and officers.

          Both California and Delaware law and the California Bylaws permit a corporation to advance expenses to a director or officer related to any proceeding upon receipt of an undertaking by or on behalf of the individual to repay the advanced sums if it is ultimately determined that the individual was not entitled to be indemnified.

          California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by the California statute. The California Articles do not include such a provision. There is no comparable provision in Delaware law.

          A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights that the person seeking indemnification or advancement of expenses may be entitled to under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. California law is similar in that it permits non-exclusive indemnification if authorized in the Company's charter. The California Articles do not contain such an enabling provision. Under Delaware law, the Delaware Company is permitted to indemnify its directors and officers within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote, vote of disinterested directors or otherwise, any or all of which could provide indemnification rights broader than those currently available under the California Bylaws or the California indemnification statutes.

          The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the Company made prior to the proposed reincorporation. Nevertheless, the board of directors has recognized in considering this reincorporation proposal that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if the Company were not reincorporated. The board of directors believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside directors and thus benefits the interests of the Company and its shareholders.

          There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

Indemnification Agreements

          If the reincorporation is approved, the Delaware Company intends to enter into indemnification agreements with certain of its directors and officers. The indemnification agreements, among other things, require the Delaware Company to indemnify such officers and directors to the fullest extent permitted by Delaware law, and to advance to such directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Delaware Company is also required to indemnify and to advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements.

          Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Delaware Certificate and Delaware Bylaws, they provide greater assurance to officers and directors that indemnification will be available, because, as a contract, they cannot be modified unilaterally in the future by the board of directors of the Delaware Company or by the shareholders to eliminate the rights that they provide, an action that may be possible with respect to the relevant provisions of the Delaware Bylaws, at least as to prospective elimination of such rights.

Cumulative Voting for Directors

          Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes multiplied by the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, under non-cumulative voting, the holder or holders of a majority of the shares entitled to vote in an election of directors will be able to elect all the directors of the Company.

          Under California law, cumulative voting in the election of directors is allowed upon notice given by a shareholder at a shareholders' meeting at which directors are to be elected. In order to cumulate votes, the candidate's name must have been placed in nomination prior to voting and the shareholder must have given notice of his intention to cumulate his votes. If any one shareholder gives such notice, all shareholders may cumulate their votes. California law permits a company, by amending its articles of incorporation or bylaws, to eliminate cumulative voting in all situations if (i) the company's shares are listed on the New York Stock Exchange or the American Stock Exchange or (ii) the company's outstanding securities are designated as qualified for trading as a national market system security on the National Association Quotation System. The California Articles do not include such a provision.

          Cumulative voting is not available under Delaware law unless so provided in the corporation's certificate of incorporation. The Delaware Certificate does not provide for cumulative voting.

          The elimination of cumulative voting could deter investors from acquiring a minority block in the Company with a view toward obtaining a board seat and influencing Company policy. It is also conceivable that the absence of cumulative voting might deter efforts to seek control of the Company, which some shareholders might deem favorable.

                       Other Matters Relating to Directors

Number of Directors

          California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the board of directors. The California Bylaws provide for a board of directors that may vary between five and nine members, inclusive, and the board of directors has fixed the exact number of directors at five. California law also requires that any change in the articles or bylaws to increase or decrease the number of directors on a board must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the articles of incorporation). In addition, a change reducing the minimum number of directors to less than three cannot be adopted if votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote. The California Bylaws require the vote of a majority of the outstanding shares to change the number of the Company's board of directors; provided, however, that any amendment reducing the minimum number of directors to less than five cannot be adopted if the votes cast against the amendment are equal to more than 16 2/3% of the outstanding shares entitled to vote on the amendment.

          Delaware law permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors is fixed in the certificate of incorporation, in which case the number of directors may be changed only by amendment to the certificate of incorporation or in the manner specified in the certificate of incorporation, as the case may be. The Delaware Bylaws provide that the number of directors shall be fixed by resolution of the board of directors.

Classification of the Board of Directors and Certain Other Related Matters

          Under California law, California corporations whose shares are listed on the New York Stock Exchange or American Stock Exchange may amend their articles of incorporation or bylaws to provide for a classified board. For corporations not so qualified, directors must be elected annually and a classified board is not permitted. The California Bylaws currently contain a provision allowing for the creation of a classified board. Currently, the board is not classified and all directors are to be elected annually for a term of one year. In the event the board elects to create a classified board, the number of directors at the time of the change must be greater than five. The California Bylaws further provide that if there are more than five and less than nine directors, the board only may be divided into two classes and if there are more than eight directors, the board may be divided into three classes.

          Delaware law provides that in order to have a classified board of directors, a provision must be included in the certificate of incorporation or initial bylaws or by a subsequent bylaw adopted by a vote of the corporation's shareholders. In contrast to California law, Delaware law does not require classified boards to have a specific number of directors in each class. To enhance continuity and stability of the board of directors and the policies formulated by the board, the initial Delaware Bylaws provide for classification of the board of directors ("Classified Board Provision"). The Classified Board Provision provides that directors will be classified into three classes, as nearly equal in number as possible: Class I would hold office initially for a term expiring at the 2001 annual meeting of shareholders; Class II would hold office initially for a term expiring at the 2002 annual meeting of shareholders; and Class III would hold office initially for a term expiring at the 2003 annual meeting of shareholders. At each annual meeting of shareholders following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of three years and expiring at the third succeeding annual meeting of shareholders after their election.

          Under Delaware law, directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors are elected and shall have qualified. Delaware law also provides that, unless the certificate of incorporation provides otherwise, directors serving on a classified board of directors may be removed only for cause. The Delaware Certificate will not provide otherwise.

          The Classified Board Provision will significantly extend the time required to effect a change in control of the board of directors and may discourage hostile takeover bids for the Delaware Company. Currently, a change in control of the board of directors of the Company can be made by shareholders holding a plurality of the votes cast at a single annual meeting of shareholders. If the shareholders approve the Reincorporation, it will take at least two annual meetings of shareholders for even a majority of shareholders to make a change in control of the board of directors, because only a minority of the directors will be elected at each meeting.

          Because of the additional time required to change control of the board of directors, the Classified Board Provision will tend to perpetuate present management. Without the ability to obtain immediate control of the board of directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Delaware Company. Because the Classified Board Provision will increase the amount of time required for a takeover bidder to obtain control of the Delaware Company without the cooperation of the board of directors, even if the takeover bidder were to acquire a majority of the Delaware Company's outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that shareholders may feel would be in their best interests. The Classified Board Provision will also make it more difficult for the shareholders to change the composition of the board of directors even if the shareholders believe such a change would be desirable.

          The Classified Board Provision is designed to assure continuity and stability in the board of directors' leadership and policies. The board of directors also believes that the Classified Board Provision will assist the board of directors in protecting the interests of the Delaware Company's shareholders in the event of an unsolicited offer for the Delaware Company.

          This Classified Board Provision is intended to encourage persons seeking to acquire control of the Delaware Company, including through proxy fights or hostile takeovers, to initiate such efforts through negotiations with the board of directors. The board of directors believes that the Classified Board Provision will help give the board of directors the time necessary to evaluate unsolicited offers, as well as appropriate alternatives, in a manner which assures fair treatment of the Delaware Company's shareholders. The Classified Board Provision is also intended to increase the bargaining leverage of the board of directors, on behalf of the Delaware Company's shareholders, in any negotiations concerning a potential change of control of the Delaware Company. The Classified Board Provision will, however, make more difficult or discourage a proxy contest or the assumption of control by a substantial shareholder and thus could increase the likelihood that incumbent directors will retain their positions. The Classified Board Provision could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Delaware Company even though such attempt might be beneficial to the Delaware Company's shareholders.

          The Classified Board Provision is permitted by Delaware law and is consistent with the rules of the American Stock Exchange on which the Delaware Company's common stock will be traded. The Classified Board Provision is not being implemented as the result of any specific efforts of which the Delaware Company is aware to obtain control of the Delaware Company.

Removal of Directors by Shareholders

          Under California law, unless the board of directors is classified, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares. With regard to classified boards, a director may not be removed if the votes cast against removal of the director would be sufficient to elect the director by cumulative voting. Under Delaware law, unless the board is classified or cumulative voting is permitted, a director can be removed from office during his term with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. Since the Delaware Certificate and Delaware Bylaws provide for a classified board, the Company's directors may be removed from office only for cause by the affirmative vote of the holders of a majority of shares then entitled to vote at the election of directors. The term "cause" with respect to the removal of directors is not defined in the Delaware General Corporation Law and its meaning has not been precisely delineated by the Delaware courts.

Filling Board Vacancies

          Under California law, vacancies in the board of directors may be filled by approval of the board or, if the number of directors remaining in office is less than a quorum, by (i) unanimous written consent of directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting of the board of directors or (iii) a sole remaining director. California law further provides that, if after the filling of any vacancy by the directors, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, (i) any holder owning an aggregate of 5% or more of the corporation's voting stock may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may, upon application of such shareholder, order a special meeting of shareholders to elect the entire board of directors of the corporation. Delaware law provides that vacancies or newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Delaware law further provides that, if at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the outstanding shares entitled to vote on the election of directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

          The proposed Delaware Bylaws provide that vacancies shall be filled by the affirmative vote of a majority of directors then in office, even if such directors comprise less than a quorum of the board of directors.

Capitalization

          Currently, the Company's capital stock consists of 10,000,000 authorized shares of common stock, no par value, of which 5,304,164 shares were issued and outstanding as of the record date, and 5,000,000 authorized shares of preferred stock, no par value, of which 1,500 shares of Series A Preferred Stock were issued and outstanding as of the record date.

          Upon effectiveness of the proposed reincorporation, the Delaware Company will have the same number of outstanding shares of common stock that the Company had outstanding immediately prior to the reincorporation.

          The capitalization of the Delaware Company is identical to the capitalization of the Company with the addition of a per share par value, with authorized capital stock of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share, consistent with maintaining adequate capitalization for the current needs of the Company. The Delaware Company's authorized but unissued shares of preferred stock will be available for future issuance.

          Under the Delaware Certificate, as under the California Articles, the board of directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of preferred stock and to fix the number of shares constituting any such series and to determine the designation thereof.

          The board of directors may authorize the issuance of preferred stock for the purpose of adopting shareholder rights plans or in connection with various corporate transactions, including corporate partnering arrangements. If the reincorporation is approved, it is not the present intention of the board of directors to seek shareholder approval prior to any issuance of preferred stock, except as required by law or regulation.

Power to Call Special Shareholders' Meeting

          Under California law, a special meeting of shareholders may be called by the board of directors, the Chairman of the board of directors, the President, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Bylaws provide that such a meeting may be called by the President, the board of directors or at the request in writing by the holders of a majority of the outstanding shares entitled to vote at a special meeting.

Action by Written Consent of Shareholders

          Under California and Delaware law, shareholders may execute an action by written consent in lieu of a shareholder meeting. While both California and Delaware law permits a corporation to eliminate the ability of shareholders to act by written consent in its charter, neither the California Articles nor the Delaware Certificate eliminate this ability.

Advance Notice Requirement for Shareholder Proposals and Director Nominations

          There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date stated in the proxy statement released in connection with the previous year's annual meeting.

                             Anti-Takeover Measures

          Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number

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

of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are certain types of "poison pill" defenses (such as shareholder rights plans) discussed below which have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.

Shareholder Approval of Certain Business Combinations

          In the last several years, a number of states (but not California) have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law ("Section 203"), certain "business combinations" by Delaware corporations with "interested shareholders" are subject to a three-year moratorium unless specified conditions are met. Under
Section 1203 of the California General Corporation Law, certain business combinations with a majority shareholder are subject to specified conditions, but there is no equivalent provision to Section 203, which addresses business combinations with a significant but not majority shareholder.

          Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. With certain exceptions, an interested shareholder is any individual, corporation, partnership, unincorporated association or entity that owns 15% or more of the corporation's outstanding shares entitled to vote (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

          For purposes of Section 203, the term "business combination" is defined broadly to include:

          o         mergers with, or caused by, interested shareholders;

          o sales or other dispositions to interested shareholders (except proportionately with the corporation's other shareholders) of the corporation's or a subsidiary's assets equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock;

          o the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to an interested shareholder (except for transfers in a conversion or exchange, a pro rata distribution or certain other transactions, none of which increase the interested shareholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or

          o receipt by an interested shareholder (except proportionately as a shareholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

          The three-year moratorium imposed on business combinations by Section 203 does not apply if: (i) prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder; (ii) the interested shareholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested shareholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person becomes an interested shareholder, the board approves the business combination and it is also approved at a shareholder meeting by 66-2/3% of the voting stock not owned by the interested shareholder.

          Section 203 only applies to Delaware corporations which have a class of securities that is (i) listed on a national securities exchange, (ii) authorized for quotation on the Nasdaq Stock Market or (iii) held of record by more than 2,000 shareholders. Since the Delaware Company will have a class of securities that is listed on a national securities exchange, Section 203 will be immediately applicable to the Delaware Company following the reincorporation. A Delaware corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by majority shareholder vote and may not be further amended by the board of directors. An amendment to the certificate of incorporation or bylaws electing not to be governed by Section 203 will not be effective for 12 months in certain situations. The Delaware Company, however, does not intend to opt out of the provisions of Section 203.

          The constitutionality of Section 203 is challenged from time to time in lawsuits arising out of ongoing takeover disputes, and it is not yet clear whether and to what extent its constitutionality will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue. The Company believes that so long as the constitutionality of Section 203 is upheld, Section 203 will encourage any potential acquiror to negotiate with the Company's board of directors. Section 203 also has the effect of limiting the ability of a potential Delaware acquiror to make a two-tiered bid for the Delaware Company in which all shareholders would not be treated equally. Shareholders should note that the application of
Section 203 to the Delaware Company will confer upon the board the power to reject a proposed business combination, even though a potential acquiror may be offering a substantial premium for the Delaware Company's shares over the then-current market price (assuming the stock is then publicly traded). Section 203 should also discourage certain potential acquirors unwilling to comply with its provisions.

Additional Anti-Takeover Measures

          There can be no assurance that the board of directors would not adopt any further anti-takeover measures available under Delaware law (some of which may not require shareholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company's shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so. Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders of the Delaware Company compared with the rights of shareholders of the Company.

          The board of directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the board of directors believes that the potential disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction) are so great that prudent steps to reduce the likelihood of such takeover attempts and to enable the board of directors to fully consider the proposed takeover attempt and actively negotiate its terms are in the best interests of the Company and its shareholders.

          In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock.

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

Following the effectiveness of the proposed reincorporation, the Delaware Company could issue shares of authorized but unissued common stock in one or more transactions (subject to the limitations imposed by applicable law), or preferred stock could be issued with terms, provisions and rights which would make a takeover of the Delaware Company more difficult and, therefore, less likely to occur. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and preferred stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

          It should be noted that the voting rights to be accorded to any unissued series of preferred stock remain to be fixed by the Delaware board of directors. Accordingly, if the Delaware board of directors so authorizes, the holders of preferred stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such preferred stock could also be convertible into a large number of shares of common stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware board of directors. Potentially, the preferred stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, preferred stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

          If the reincorporation is approved, it is not the present intention of the board of directors to seek shareholder approval prior to any issuance of any common stock or preferred stock of the Delaware Company, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the board of directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The board of directors does not intend to issue any preferred stock except on terms which the board of directors deems to be in the best interests of the Delaware Company and its then existing shareholders.

Amendment of Charter Documents

          California and Delaware law provide that the provisions of the Articles and Certificate of Incorporation may be amended by the affirmative vote of a simple majority of the holders of the outstanding shares entitled to vote on such an amendment. California law does, however, provide for certain situations where the board may approve an amendment without shareholder approval.

          The California Bylaws provide that its provisions may be amended by the affirmative vote or by written consent of the holders of a majority of the outstanding shares entitled to vote on such an amendment. The Delaware Bylaws provide that its provisions may be amended by the affirmative vote or by written consent of a majority in interest of the shareholders represented and entitled to vote upon the election of directors.

Loans to Officers, Directors and Employees

          California law generally provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation. California law permits a corporation, whose shares are held by 100 or more persons and that has a bylaw approved by the outstanding shares entitled to vote, to make a loan to an officer or director upon approval by the board alone. The California Bylaws, though, do not contain such a provision.

          Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest.

Class Vote for Certain Reorganizations

          With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation which adversely affects a specific class of shares.

          California law also requires that holders of a California corporation's common stock receive non-redeemable common stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its common stock, unless all of the holders of its common stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters' rights. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection against coercive two-tiered bids for a corporation in which the shareholders are not treated equally. See "Significant Changes Caused By Reincorporation--Shareholder Approval of Certain Business Combinations."

Inspection of Shareholder Lists

          California law provides for an absolute right of inspection of the shareholder list for shareholders holding at least 5% of a corporation's outstanding shares entitled to vote or shareholders holding at least 1% of such shares who have filed a Schedule 14A with the SEC. Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

Appraisal Rights

          Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights are somewhat different in California and Delaware.

          Shareholders of a California corporation, the shares of which are listed on a national securities exchange certified by the Commissioner of Corporations or on the National Market System of the Nasdaq Stock Market, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters' rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the reincorporation proposal.

          Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the

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

National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

Holding Company Reorganization

          Section 251(g) was added to the Delaware General Corporation Law to permit a Delaware corporation to reorganize as a holding company without shareholder approval. The reorganization contemplated by the statute is accomplished by merging the subject corporation with or into a direct or indirect wholly owned subsidiary of the corporation and converting the stock of the corporation into stock of another direct or indirect wholly owned subsidiary of the corporation, which would be the new holding company. The statute eliminates the requirement for shareholder approval on such a merger but contains several provisions designed to ensure that the rights of shareholders are not changed by or as a result of the merger.

          In order to comply with Section 251(g), the resulting holding company must be a Delaware corporation and have the same certificate of incorporation (except for provisions that could have been amended or deleted without shareholder approval), bylaws, and directors that the corporation had prior to the reorganization. The corporation or its successor must, as a result of the reorganization, become a direct or indirect wholly owned subsidiary of the holding company and must retain the same certificate of incorporation and bylaws that the corporation had prior to the reorganization (except that the capitalization may be reduced and except for the addition of the provision described in the next sentence). To ensure that the voting rights of the shareholders of the corporation are not changed or evaded as a result of the reorganization, the statute requires that the certificate of incorporation of the corporation provide that any extraordinary transactions involving the corporation be approved by the shareholders of the holding company by the same vote required of the shareholders of the corporation under the General Corporation Law and/or by the corporation's certificate of incorporation. To ensure that any restrictions on shareholders of the corporation imposed by
Section 203 or any exemption from such restrictions, remains unaffected by a holding company reorganization, the statute further provides that the provisions of Section 203 will apply to persons who are shareholders of the holding company immediately after the effectiveness of a holding company reorganization to the same extent that they applied to shareholders of the corporation immediately prior to the reorganization. In order for no shareholder vote to be required, a holding company reorganization must be tax-free for federal income tax purposes to shareholders of the corporation. Appraisal rights are not available to shareholders in a merger that qualifies as a holding company reorganization.

Fairness Opinion Requirement

          California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to the shareholders. This fairness opinion requirement does not apply to a corporation which does not have shares held of record by at least 100 persons, or to a transaction which has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered

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

shares. Delaware law has no comparable provision, and the shareholders of the Delaware Company might, therefore, be deprived of an opportunity to consider such other proposal.

Voting and Appraisal Rights in Certain Transactions

          Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the section entitled "Appraisal Rights" above.

Dividends

          Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years. The Company has never paid cash dividends and has no present plans to do so.

Application of California Law After Reincorporation

          California law provides that a foreign corporation may be subject to California law if (i) the average of certain property, payroll and sales factors results in a finding that more than 50% of the foreign corporation's business is conducted in California and (ii) more than one-half of the foreign corporation's outstanding voting securities are held of record by persons having addresses in California. The law, however, does not apply to corporations (a) with outstanding securities listed on the New York Stock Exchange or the American Stock Exchange, (b) with at least 800 holders of its equity securities and such outstanding securities are designated as qualified for trading as a national market security on the National Association of Securities Dealers Automatic Quotation System or (iii) if such corporation's voting securities are owned directly or indirectly by a corporation not subject to the law. Because the Delaware Company's common stock is traded on the American Stock Exchange, California law will not initially apply to the Delaware Company if the reincorporation is approved. The Company would not be subject to California law as long as it continued to fit into one of the above stated exceptions.

          If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this proxy statement would not apply to the Delaware Company. Instead, the Delaware Company could be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters' rights of appraisal, removal of directors as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

Federal Income Tax Consequences of the Reincorporation

          The reincorporation provided for in the Merger Agreement is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

          A successful IRS challenge to the reorganization status of the proposed reincorporation (in consequence of a failure to satisfy the "continuity of interest" requirement or otherwise) would result in a shareholder recognizing gain or loss with respect to each share of the Company's common stock exchanged in the proposed reincorporation equal to the difference between the shareholder's basis in such share and the fair market value, as of the time of exchange therefor. In such event, a shareholder's aggregate basis in the shares of the common stock received in the exchange would equal their fair market value on such date, and the shareholder's holding period for such common stock would commence anew.

          The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

     The board of directors unanimously recommends a vote "FOR" the approval of the proposal to change the Company's state of incorporation from California to Delaware.

             Proposal 3: To Approve the 2000 Performance Equity Plan

          On October 23, 2000, the board of directors adopted the 2000 Plan subject to shareholder approval at the annual meeting. The board of directors believes that in order to continue to attract and retain employees and consultants of the highest caliber, provide increased incentive for directors, officers and key employees and to continue to promote the well-being of the Company, it is in the best interest of the Company and its shareholders to provide directors, officers, key employees and consultants of the Company an opportunity to acquire a proprietary interest in the Company.

Summary of the 2000 Plan

          Administration

          The 2000 Plan is administered by the board of directors or, at its discretion, by the Company's compensation committee or such other committee as may be designated by the board of directors (the "Committee"). All references herein to "Committee" or "board" shall mean the Committee or the board, as appropriate. The Committee has full authority, subject to the provisions of the 2000 Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards (collectively, "Awards"). Subject to the provisions of the 2000 Plan, the Committee determines, among other things, the persons to whom from time to time Awards may be granted ("Holders"), the specific type of Awards to be granted (e.g., Stock Options, Restricted Stock), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards (e.g., the "Deferral Period" in the grant of Deferred Stock and the "Restriction Period" when Restricted Stock is subject to forfeiture), and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards.

          Stock Subject to the 2000 Plan

          The 2000 Plan authorizes the granting of Awards whose exercise would allow up to an aggregate of 1,000,000 shares of common stock to be acquired by the Holders of such Awards. In order to prevent the dilution or enlargement of the rights of Holders under the 2000 Plan, the number of shares of common stock authorized by the 2000 Plan is subject to adjustment by the board in the event of any increase or decrease in the number of shares of outstanding common stock resulting from a common stock dividend payable on shares of common stock, stock split of common stock, reverse stock split of common stock, combination or exchange of common stock, or similar event relating to the common stock occurring after the grant of an Award which results in a change in the shares of common stock as a whole. The board, in the event of any of the foregoing, will make equitable adjustments in the terms of any Awards and the aggregate number of shares reserved for issuance under the 2000 Plan. If any Award granted under the 2000 Plan is forfeited or terminated prior to exercise, the shares of common stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted under the 2000 Plan. Notwithstanding any other provision of the 2000 Plan, the Committee will not grant to any one Holder in any one calendar year awards for more than 250,000 shares of common stock in the aggregate.

          Eligibility

          Subject to the provisions of the 2000 Plan, Awards may be granted to key employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company and who are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Stock Options, as hereinafter defined, may be awarded only to persons who, at the time of grant of such awards, are employees of the Company.

          Types of Awards

          Options. The 2000 Plan provides both for "Incentive" stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Options ("Non-Qualified Stock Options"), both of which may be granted with any other stock-based award under the 2000 Plan. The Committee determines the exercise price per share of common stock purchasable under an Incentive or Non-Qualified Stock Option (collectively, "Stock Options"). The exercise price of Stock Options may not be less than 100% of the fair market value on the day of the grant (or, in the case of an Incentive Stock Option granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). In the case of an Incentive Stock Option, the aggregate fair market value (on the date of grant of the Stock Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year shall not exceed $100,000. An Incentive Stock Option may only be granted within a ten-year period from the date the 2000 Plan is adopted and approved and may only be exercised within ten years from the date of the grant (or within five years in the case of an Incentive Stock Option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of stock of the Company).

          Stock Options granted under the 2000 Plan may not be transferred other than by will or by the laws of descent and distribution, by gift to a family member of the Holder, by domestic relations order, or by transfer to an entity in which more than fifty percent of the voting interests are owned by family members of the Holder or the Holder, in exchange for an interest in that entity.

          Generally, if the Holder is an employee, no Stock Options, or any portion thereof, granted under the 2000 Plan may be exercised by the Holder unless he or she is employed by the Company or a subsidiary at the time of the exercise and has been so employed continuously from the time the Stock Options were granted. However, in the event the Holder's employment with the Company is terminated due to disability, the Holder may still exercise his or her vested Stock Options for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination or until the expiration of the stated term of the Stock Option, whichever period is shorter. Similarly, should a Holder die while in the employment of the Company or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent Holder's vested Stock Options for a period of one year from the date of his or her death (or such other greater or lesser period as the Committee specifies at the time of grant) or until the expiration of the stated term of the Stock Option, whichever period is shorter. If the Holder's employment is terminated for any reason other than death or disability, the Stock Option shall automatically terminate, except that if the Holder's employment is terminated by the Company without cause or due to normal retirement (generally upon attaining the age of 62), then the portion of any Stock Option that has vested on the date of termination may be exercised for the lesser of three months after termination or the balance of the Stock Option's term.

          Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights ("SARs" or singularly "SAR") to Participants who have been, or are being, granted Stock Options under the 2000 Plan as a means of allowing such Participants to exercise their Stock Options without the need to pay the exercise price in cash. In conjunction with Non-Qualified Stock Options, SARs may be granted either at or after the time of the grant of such Non-Qualified Stock Options. In conjunction with Incentive Stock Options, SARs may be granted only at the time of the grant of such Incentive Stock Options. An SAR entitles the Holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related Stock Option, multiplied by the number of shares subject to the SAR. The granting of a SAR will not affect the number of shares of common stock available for awards under the 2000 Plan. The number of shares available for awards under the 2000 Plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the Stock Option to which the SAR relates.

          Restricted Stock. The Committee may award shares of restricted stock ("Restricted Stock") either alone or in addition to other Awards granted under the 2000 Plan. The Committee determines the persons to whom grants of Restricted Stock are made, the number of shares to be awarded, the price (if any) to be paid for the Restricted Stock by the person receiving such stock from the Company, the time or times within which awards of Restricted Stock may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Restricted Stock awards.

          Restricted Stock awarded under the 2000 Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to the Company during the applicable Restriction Period. Other than regular cash dividends and other cash equivalent distributions as the Committee may designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock during the Restriction Period. A breach of any restriction regarding the Restricted Stock will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto. Except for the foregoing restrictions, the Holder shall, even during the Restriction Period, have all of the rights of a shareholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as the Committee may designate, pay or distribute on such Restricted Stock and the right to vote such shares.

          In order to enforce the foregoing restrictions, the 2000 Plan requires that all shares of Restricted Stock awarded to the Holder remain in the physical custody of the Company until the restrictions on such shares have terminated and all vesting requirements with respect to the Restricted Stock have been fulfilled.

          Deferred Stock. The Committee may award shares of deferred stock ("Deferred Stock") either alone or in addition to other Awards granted under the 2000 Plan. The Committee determines the eligible persons to whom, and the time or times at which, Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of such Deferred Stock Awards.

          Deferred Stock awards granted under the 2000 Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to the Company during the applicable Deferral Period. The Holder shall not have any rights of a shareholder until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such common stock. The Holder may request to defer the receipt of a Deferred Stock award for an additional specified period or until a specified event. Such request must generally be made at least one year prior to the expiration of the Deferral Period for such Deferred Stock award.

          Stock Reload Options. The Committee may grant Stock Reload Options to a Holder who tenders shares of common stock to pay the exercise price of a Stock Option ("Underlying Option") or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. A Stock Reload Option permits a Holder to receive back from the Company a new Stock Option (at the current market price) for the same number of shares delivered to exercise the Option. The Committee determines the terms, conditions, restrictions and limitations of the Stock Reload Options. The exercise price of Stock Reload Options shall be the fair market value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and expires on the expiration date of the Underlying Option.

          Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed by the Committee to be consistent with the purposes of the 2000 Plan, including purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Subject to the terms of the 2000 Plan, the Committee has complete discretion to determine the terms and conditions applicable to Other Stock-Based Awards. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under the 2000 Plan or any other plan of the Company.

          Competition with the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information

          If a Holder's employment with the Company or a subsidiary is terminated for any reason whatsoever, and within 18 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its subsidiaries,
(ii) solicits any customers or employees of the Company or any of its subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) discloses to anyone outside the Company or uses any confidential information or material of the Company or any of its subsidiaries in violation of the Company's policies or any agreement between the Holder and the Company or any of its subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder's employment with the Company is terminated.

          Termination for Cause

          The Committee may, if a Holder's employment with the Company or a subsidiary is terminated for cause, annul any award granted under the 2000 Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder's employment with the Company is terminated.

          Withholding Taxes

          Upon the exercise of any Award granted under the 2000 Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of common stock. Subject to certain stringent limitations under the 2000 Plan and at the discretion of the Company, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

          Agreements

          Stock Options, Restricted Stock, Deferred Stock, Stock Reload Options, Other Stock-Based Awards and SARs granted under the 2000 Plan will be evidenced by agreements consistent with the 2000 Plan in such form as the Committee may prescribe. Neither the 2000 Plan nor agreements thereunder confer any right to continued employment upon any Holder of a Stock Option, Restricted Stock, Deferred Stock, Stock Reload Options, Other Stock-Based Award or SAR.

          Term and Amendments

          Unless terminated by the board, the 2000 Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the 2000 Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten year period following the date the 2000 Plan becomes effective. The board of directors may at any time, and from time to time, amend the 2000 Plan, provided that no amendment shall be made which would impair the rights of a Holder under any agreement entered into pursuant to the 2000 Plan without the Holder's consent.

          Change in Control

          The 2000 Plan contains certain change in control provisions which could cause Stock Options and other Awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d), but excluding certain shareholders of the Company, acquires beneficial ownership of common stock of the Company having 35% or more of the total voting power of all of the Company's outstanding voting capital stock. The Committee also may accelerate the vesting of any Stock Options and other Awards granted under the 2000 Plan or require a Holder of any Award granted under the 2000 Plan to relinquish such award to the Company upon tender by the Company of cash in an amount equal to the repurchase value of such award in the event of an acquisition of substantially all of the Company's assets or at least 50% of the combined voting power of the Company's then outstanding securities in one or more transactions.

Federal Income Tax Consequences

          The following discussion of the federal income tax consequences of participation in the 2000 Plan is only a summary of the general rules applicable to the grant and exercise of Stock Options and other Awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 2000 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

          Incentive Stock Options

          The Holder will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Stock Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Holder, the Holder will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for a Holder's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Holder.

          If common stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the Holder will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

          Non-Qualified Stock Options

          With respect to Non-Qualified Stock Options (i) upon grant of the Stock Option, the Holder will recognize no income, (ii) upon exercise of the Stock Option (if the shares of common stock are not subject to a substantial risk of forfeiture), the Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable and (iii) the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Holder. On a disposition of the shares, the Holder will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the Holder held the shares.

          If the shares acquired upon exercise of a Non-Qualified Stock Option are subject to a substantial risk of forfeiture, the Holder will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless such Holder timely files under Code Section 83(b) to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at such time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares.

          Stock Appreciation Rights

          Upon the grant of a SAR, the Holder recognizes no taxable income and the Company receives no deduction. The Holder recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon such exercise.

          Restricted Stock

          A Holder who receives Restricted Stock will recognize no income on the grant of the Restricted Stock and the Company will not qualify for any deduction. At the time the Restricted Stock is no longer subject to a substantial risk of forfeiture, a Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Restricted Stock at the time the restriction lapses over the consideration paid for the Restricted Stock. A Holder's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16 (b) of the Exchange Act. The holding period to determine whether the Holder has long-term or short-term capital gain or loss begins when the Restriction Period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

          A Holder may elect, under Section 83(b) of the Code, within 30 days of the transfer of the Restricted Stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of Restricted Stock (determined without regard to the restrictions) over the consideration paid for the Restricted Stock. If a Holder makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a Holder makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares (determined without regard to the restrictions) on the date of transfer.

          On a disposition of the shares, a Holder will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

          Whether or not the Holder makes an election under Section 83(b), the Company generally will qualify for a deduction (subject to the reasonableness of compensation limitation) equal to the amount that is taxable as ordinary income to the Holder, in its taxable year in which such income is included in the Holder's gross income. The income recognized by the Holder will be subject to applicable withholding tax requirements.

          Dividends paid on Restricted Stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the Holder and will be deductible by the Company subject to the reasonableness limitation. If, however, the Holder makes a
Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the Holder, but will not be deductible by the Company.

          Deferred Stock

          A Holder who receives an award of Deferred Stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the Deferred Stock (or the later lapse of a substantial risk of forfeiture to which the Deferred Stock is subject, if the Holder does not make a Section 83(b) election), in accordance with the same rules as discussed above under the caption "Restricted Stock."

          Other Stock-Based Awards

          The federal income tax treatment of Other Stock-Based Awards will depend on the nature of any such award and the restrictions applicable to such award.

              The board of directors unanimously recommends a vote "FOR" the approval of the proposal to approve the 2000 Plan.

  Proposal 4: To approve the potential issuance of 20% or more of the Company's outstanding common stock in connection with the conversion of shares of Series A Convertible Preferred Stock.

Introduction

          On December 6, 2000, the Company sold 1,500 shares of the Company's Series A Preferred Stock for an aggregate purchase price of $1,500,000 ($1,000 per share) to an institutional investor pursuant to the terms of a securities purchase agreement. The purchase agreement provides for an aggregate purchase of up to 6,000 shares of the Series A Preferred Stock. A sale of the remaining 4,500 shares of Series A Preferred Stock to the investor would result in the issuance of 20% or more of the Company's outstanding shares of common stock upon conversion of the Series A Preferred Stock ("conversion shares"). The Company's common stock is listed on the American Stock Exchange ("Amex"), the rules of which require a transaction which could result in the issuance of 20% or more of the outstanding shares of common stock of a company to be approved by the company's shareholders.

Terms of the Preferred Stock

          Purchase of Remaining Shares. The purchase agreement provides that the investor will purchase an additional 2,500 shares of Series A Preferred Stock after the Company obtains shareholder approval of this proposal, if the "capitalization rate" of the Company (market value of the Company's common stock held by non-affiliates) for the five trading days prior to the closing date equals or exceeds $25,000,000. The investor will purchase 1,000 of the remaining 2,000 shares after the effective date of the registration statement covering the conversion shares, and, if the capitalization rate exceeds $35,000,000, the investor may, at its option, purchase an additional 1,000 shares of Series A Preferred Stock. Both remaining purchases are subject to the Company's compliance with certain general terms and conditions under the purchase agreement.

          Conversion. The investor may, at its option, convert the Series A Preferred Stock into shares of common stock at any time. The number of conversion shares into which the Series A Preferred Stock is convertible is equal to 125% of the stated value of the Series A Preferred Stock ($1,000 per share) being converted, plus any dividends accrued to such date, divided by the conversion price. The conversion price is determined by a formula that fluctuates based on the price of the Company's common stock within certain parameters. Based on this formula, the conversion price will never be greater than $3.00 or less than $0.20, regardless of the market price. Each share of Series A Preferred Stock outstanding on the third anniversary of the date of issuance will automatically convert into shares of common stock.

          Mandatory Redemption. If the Company fails, after this meeting, to have available a sufficient number of authorized and unreserved shares of common stock to issue to the holder upon conversion of the Series A Preferred Stock, or the registration statement covering the conversion shares is not declared effective within a certain period of time or the Company fails to pay the holder certain required amounts as set forth in the purchase agreement, the holder of the Series A Preferred Stock may cause the Company to redeem all or a part of the outstanding shares of Series A Preferred Stock. Upon such redemption, the holder will receive a cash amount equal to the number of conversion shares which would have been issuable upon conversion of the Series A Preferred Stock multiplied by the greater of the conversion price or the-then market price of a share of common stock.

          Optional Redemption. If the common stock trades at or below the closing price (five day average stock price determined at the time of the issuance of the Preferred Stock) for a period of 20 consecutive trading days, the Company may, at its option, redeem all or part of the outstanding shares of Series A Preferred Stock for cash at (i) 112.50% of the stated value if redeemed within 180 days of the date of issuance, (ii) 118.75% of the stated value if redeemed between 180 and 270 days after the date of issuance and (iii) 125% of the stated value if redeemed thereafter.

          Dividends. The holders of Series A Preferred Stock are entitled to receive dividends at a rate equal to 8% of the stated value of the Series A Preferred Stock which may be paid in cash or in kind.

          Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any payment or distribution of the Company's assets are made to any other holders, the holders of Series A Preferred Stock are to receive an amount per share equal to 125% of the stated value of a share of Series A Preferred Stock, plus any dividends accrued through such date.

          Voting Rights. The Series A Preferred Stock does not have voting rights, except that so long as any shares of the Series A Preferred Stock are outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class, will be necessary to amend, alter or repeal any provision of the Company's Amended Articles of Incorporation or By-laws that will adversely affect the Series A Preferred Stock.

          Warrants. Pursuant to the terms of the purchase agreement, the Company has agreed to issue to the investor 100,000 five-year warrants for each $1,000,000 investment at an initial exercise price of 110% of the closing price determined at the time of the sale of the Preferred Stock, subject to adjustment. To date, the investor has received warrants to purchase 150,000 shares of Common stock exercisable at $1.5125 per share commencing in June 2001.

American Stock Exchange Shareholder Approval Requirement

          Since the Company's common stock is listed on Amex, the Company is obligated to comply with the applicable rules of the Amex. Section
713(a)(ii) of the Amex rules provides that a company must obtain shareholder approval prior to the sale or issuance of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock. Based upon the fluctuating conversion price formula and the number of shares of Series A Preferred Stock which are proposed to be sold, the number of conversion shares which may be issued will exceed 20% of the Company's currently outstanding shares of common stock. Moreover, as the market price of the common stock decreases, the number of conversion shares will continue to increase. In order to eliminate the requirement to obtain shareholder approval for the issuance of the initial sale of Series A Preferred Stock at the time such Series A Preferred Stock was issued, the terms of the Series A Preferred Stock provided that the Series A Preferred Stock could not convert into more than 19.99% of the Company's outstanding common stock on the date of issuance of the Series A Preferred Stock without prior shareholder approval. Unless shareholder approval to issue 20% or more of the outstanding shares of common stock is obtained, the investor is not obligated to purchase any additional shares of Series A Preferred Stock.

          The conversion of the Series A Preferred Stock will result in dilution to the equity interests of other holders of the common stock. Specifically, the issuance of the additional common stock will result in a decrease of the relative voting control of the common stock issued and outstanding prior to the conversion of the Series A Preferred Stock and public resales of common stock following the conversion of the Series A Preferred Stock may depress the prevailing market price of the common stock. Even prior to the time of actual conversions and public resales, the market "overhang" resulting from the mere existence of the Company's obligation to honor such conversions and exercises could depress the market price of the common stock.

          If the shareholders approve the proposal, there will be no further vote on the matter at the time of conversion. If shareholder approval is not obtained, the investor will not purchase any additional shares of Series A Preferred Stock and the Company will not receive the capital it needs to continue its operations. Obtaining financing from alternative sources may be difficult for the Company.

          The Company's board of directors has determined that the additional shares to be issued upon conversion of the Series A Preferred Stock furthers the best interests of the Company because the funds raised and to be raised by the Series A Preferred Stock will provide necessary operating capital for the Company. The board considered the benefits and risks of raising funds based, in part, on future market prices relative to other alternatives, and concluded that the terms set forth in the securities purchase agreement were in the best interests of the Company and represented the best alternative available to the Company to meet its funding needs. The board of directors therefore approved the transaction. The Company's board of directors now solicits your proxy to be voted to approve the issuance of a sufficient number of shares of the Company's common stock to be issued upon conversion of the Series A Preferred Stock by approving this proposal.

          As of the record date, the Company's executive officers and directors beneficially owned, in the aggregate, approximately 8.8% of the issued and outstanding common stock. The Company has obtained binding proxies from its executive officers and directors and each of their spouses or relatives who, directly or indirectly, hold shares of the Company's common stock, pursuant to which each of them has agreed to vote in favor of any shareholder proposal required to authorize the issuance of shares of common stock to the holders of the Series A Preferred Stock in excess of the 20% threshold.

         The board of directors unanimously recommends a vote "FOR" the approval of the proposal the potential issuance of 20% or more of the
            Company's outstanding common stock in connection with the
                conversion of shares of Series A Preferred Stock.

Proposal 5: To approve the potential issuance of 20% or more of the Company's outstanding common stock in connection with the conversion of shares of Series B through Series D Preferred Stock.

[THIS TRANSACTION HAS NOT BEEN SIGNED OR COMPLETED BUT HAS BEEN PRESENTED AS IF SIGNED AND COMPLETED. THERE CAN BE NO ASSURANCE THAT THIS TRANSACTION WILL BE COMPLETED.]

Introduction

         On December ___, 2000, the Company and ChannelSpace Entertainment, Inc. ("CSEI") entered into an asset purchase agreement, pursuant to which the Company agreed to acquire from CSEI its electronic Content Management System ("eCMS") technology. eCMS is a technology developed by CSEI to manage content for its affinity channels. This content management technology works with virtually any content source to automate manual processes such as web production (including audio, video, image and text content), auditing, access control, site versioning and accounting. The Company intends to utilize this technology to provide cost-effective content management applications to small to medium-sized companies.

         In consideration for the purchase, the Company agreed to issue to CSEI the following:

          o ________ shares of Series B Preferred Stock, which will automatically convert into the number of shares of common stock equal to the sum of 833,333 and the quotient obtained by dividing $500,000 by the average of the closing prices of the common stock for the five trading days prior to the closing date upon the effectiveness of one or more registration statements registering the resale of the underlying shares of common stock;

          o _________ shares of each of Series C-1 through Series C-12 Preferred Stock (collectively, the "Earnout Preferred Stock"). Each series of Earnout Preferred Stock will automatically convert into shares of common stock based on a gross revenue formula for each of 12 quarterly periods, with the first period ending March 31, 2001, but in any event will not convert prior to the first anniversary of the closing date of the asset purchase;

          o __________ shares of Series D Preferred Stock, which will automatically convert into shares of common stock based upon a formula if the average of the closing prices of the common stock during the three-month period ("Market Price") commencing fifteen months after the closing date does not equal or exceed $12 per share; and

          o __________ shares of Series E Preferred Stock, into which a portion of the Series B Preferred Stock and all of the Earnout Preferred Stock and Series D Preferred Stock will be automatically converted if this proposal is not approved, or a portion of which will be issued in lieu of shares of common stock when (i) the Earnout Preferred Stock and Series D Preferred Stock are convertible into common stock and the maximum number of shares of common stock into which such series are convertible is reached or (ii) a portion of the Earnout Preferred Stock and all of the Series D Preferred Stock are convertible into common stock and the Company has failed to register such shares for resale under the Securities Act.

The conversion of the Series B Preferred Stock, the Earnout Preferred Stock and the Series D Preferred Stock (collectively, the "Acquisition Preferred Stock") into shares of common stock could result in the issuance by the Company of 20% or more of the Company's outstanding shares of common stock. The Company's common stock is listed on the Amex, the rules of which require a transaction which could result in the issuance of 20% or more of the outstanding shares of common stock of a company to be approved by the company's shareholders.

Terms of the Acquisition Preferred Stock

         Series B Preferred Stock

         Conversion. Each share of Series B Preferred Stock will automatically convert into _____ shares of common stock upon the effectiveness of a registration statement registering the resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock.

         Voting Rights. Each holder of Series B Preferred Stock will be entitled to vote, as a single class with the holders of common stock, on all matters and will be entitled to that number of votes equal to the number of shares of common stock into which such holder's shares of Series B Preferred Stock could be converted on the record date for the determination of shareholders entitled to vote on such matter. In addition, as a matter of law, so long as any shares of the Series B Preferred Stock are outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, will be necessary to amend, alter or repeal any provision of the Company's Amended Certificate of Incorporation or By-laws that will adversely affect the Series B Preferred Stock.

         Redemption. If not automatically converted into shares of common stock as provided above, the Series B Preferred Stock will be subject to a right of redemption by the holders. Commencing 150 days after the issuance of Series B Preferred Stock, the holders of ______ shares of Series B Preferred Stock will have the right to cause the Company to redeem such shares within 30 days for, at the Company's election, cash or shares of registered common stock equal to the stated value then in effect with respect to each such share. Commencing on the fifteen-month anniversary of the issuance of the Series B Preferred Stock, the holders of the remaining shares will have the right to cause the Company to redeem such shares within 90 days for, at the Company's election, cash or shares of registered common stock equal to the stated value then in effect with respect to such shares.

         Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock will receive a liquidation preference of $0.01 per share and then participate on a parity with the common stock on the basis of the number of shares of common stock into which it would be convertible assuming the effectiveness of a registration statement registering the resale of the shares of common stock issuable upon conversion.

         Ranking. With respect to rights on liquidation, dissolution and winding up, the $0.01 liquidation preference Series B Preferred Stock will rank senior to the Company's common stock, on a parity with the each of Series C through Series E Preferred Stock and junior to the Company's Series A Preferred Stock.

         Dividends. The holders of Series B Preferred Stock will not be entitled to receive any dividends.

         Earnout Preferred Stock

         The terms of each series of the Earnout Preferred Stock are identical to the Series B Preferred Stock, except with respect to conversion, voting rights, redemption and liquidation preference.

         Conversion. Each series of Earnout Preferred Stock will automatically convert (but in any event, not prior to the first anniversary of the closing date) into the number shares of common stock determined by dividing the Gross Revenues (as defined in the asset purchase agreement) earned during each of 12 quarterly earnout periods, with the first period ending March 31, 2001 ("Measuring Dates"), by the Market Price during each quarterly period. The maximum amount of Gross Revenues counted for this purpose is $10,000,000 in the aggregate. Also, the maximum number of shares of common stock issuable upon conversion of the Earnout Preferred Stock, in the aggregate, may not exceed 3,333,333 shares. However, the portion of any series of Earnout Preferred Stock, which would otherwise automatically convert into shares of common stock based upon the gross revenue formula but for the maximum limit on the number of shares of common stock into which the Earnout Preferred Stock is convertible, will convert into an equal number of shares of Series E Preferred Stock with an aggregate stated value equal to the Market Price multiplied by the number of shares of common stock into which that portion of the series would have automatically converted but for the maximum limit. In addition, if, at the time of conversion of each series of Earnout Preferred Stock issued with respect to the last eight earnout periods, the Company has not fulfilled its obligation to register for resale under the Securities Act the shares of common stock issuable upon conversion of such series, then such series will convert into an equal number of shares of Series E Preferred Stock with an aggregate stated value equal to the Market Price multiplied by the number of shares of common stock into which such series would have automatically converted but for the Company's failure to register such shares.

         Voting Rights. The Earnout Preferred Stock will be entitled to vote, as a single class, with the holders of the common stock, on all matters and will initially be entitled to ______ votes per each share of Earnout Preferred Stock. As soon as any series of Earnout Preferred Stock becomes convertible into shares of common stock based on Gross Revenues (as explained below, but without regard to any delay in conversion), each share of that series of Earnout Preferred Stock will have the number of votes equal to the number of shares of common stock into which it is convertible (without regard to any delay in conversion). In addition, as a matter of law, so long as any shares of any series of the Earnout Preferred Stock are outstanding, the affirmative vote of the holders of a majority of the outstanding shares of any series of Earnout Preferred Stock, with such series voting as a single class, will be necessary to amend, alter or repeal any provision of the Company's Amended Certificate of Incorporation or By-laws that will adversely affect a series of Earnout Preferred Stock.

         Redemption. If not automatically converted into shares of common stock (or, if applicable, Series E Preferred Stock) as provided above, each series of Earnout Preferred Stock issued with respect to the first four earnout periods will be subject to a right of redemption by the holders. Commencing on the fifteen-month anniversary of the Measuring Date for each such series, the holders of the shares of such series will have the right to cause the Company to redeem such shares within 90 days for, at the Company's election, cash or shares of registered common stock equal to the stated value then in effect with respect to such shares.

         Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Earnout Preferred Stock will receive a liquidation preference of $0.01 per share and then participate on a parity with the common stock on the basis of the number of shares of common stock into which it would be convertible assuming the passage of one year from the closing date.

         Series D Preferred Stock

         The terms of the Series D Preferred Stock are identical to the Series B Preferred Stock, except with respect to conversion, voting rights, redemption and liquidation preference.

         Conversion. If the Market Price during the three-month period commencing fifteen months after the closing date is less than $12 per share, then each share of the Series D Preferred Stock will automatically convert into the number of shares of common stock equal to the difference between $12 and the Market Price divided by the Market Price. The maximum number of shares of common stock issuable upon conversion of the Series D Preferred Stock, in the aggregate, may not exceed 2,499,999 shares. However, the portion of Series D Preferred Stock which would otherwise automatically convert into shares of common stock but for the maximum limit on the number of shares of common stock into which the Series D Preferred Stock is convertible, will convert into an equal number of shares of Series E Preferred Stock with an aggregate stated value equal to the Market Price multiplied by the number of shares of common stock into which that portion of the series would have automatically converted but for the maximum limit. In addition, if, at the time of conversion of the Series D Preferred Stock, the Company has not fulfilled its obligation to register for resale under the Securities Act the shares of common stock issuable upon conversion, then such series will convert into an equal number of shares of Series E Preferred Stock with an aggregate stated value equal to the Market Price multiplied by the number of shares of common stock into which such series would have automatically converted but for the Company's failure to register such shares.

         Voting Rights. The Series D Preferred Stock has the same voting rights as the Earnout Preferred Stock.

         Redemption. The Series D Preferred Stock will not be subject to any right of redemption by the Company or by the holders.

         Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company prior to the conversion of the Series D Preferred Stock into common stock (or, if applicable, Series E Preferred Stock), the holders of Series D Preferred Stock will be entitled to a liquidation preference equal to an aggregate of $9.5 million reduced by the product of 833,333 multiplied by the amount distributable per share of common stock in such liquidation. If, prior to the conversion of the Series D Preferred Stock into common stock (or, if applicable, Series E Preferred Stock), the Company enters into a merger, consolidation, share exchange or similar transaction, the rights of the holders of the Series D Preferred Stock will be automatically convertible into the security delivered in exchange for the Company's common stock unless the Company pays the liquidation preference prior to or in connection with the closing of such transaction.

American Stock Exchange Shareholder Approval Requirement

         Since the Company's common stock is listed on the Amex, the Company is obligated to comply with applicable rules of the Amex. Section 712(b) of the Amex Rules provides that a company must obtain shareholder approval where the present or potential issuance of common stock (or securities convertible into common stock) could result in an increase in 20% or more of the company's outstanding shares of common stock. Pursuant to the terms of the asset purchase agreement, the number of shares of common stock issuable upon conversion of the Acquisition Preferred Stock could exceed 20% of the Company's currently outstanding shares of common stock. In order to eliminate the requirement to obtain shareholder approval for the issuance of the Acquisition Preferred Stock at the time of issuance, the terms of the Acquisition Preferred Stock provide that it cannot convert into more than 19.99% of the Company's outstanding common stock on the date of issuance of the Acquisition Preferred Stock without prior shareholder approval.

         The conversion of the Acquisition Preferred Stock will result in dilution to the equity interests of other holders of the common stock. Specifically, the issuance of the additional common stock will result in a decrease of the relative voting control of the common stock issued and outstanding prior to the conversion of the Acquisition Preferred Stock and public resales of common stock following the conversion of the Acquisition Preferred Stock may depress the prevailing market price of the common stock. Even prior to the time of actual conversions and public resales, the market "overhang" resulting from the mere existence of the Company's obligation to honor such conversions could depress the market price of the common stock.

         If the shareholders approve the proposal, there will be no further vote on the matter at the time of conversion. If shareholder approval is not obtained, the Earnout Preferred Stock and the Series D Preferred Stock will no longer be convertible into common stock, but instead will automatically convert into Series E Preferred Stock. In addition, if the proposal to increase the Company's authorized capital is not approved, a portion of the Series B Preferred Stock will automatically convert into Series E Preferred Stock. As stated above, even if shareholder approval is obtained, the Earnout Preferred Stock and the Series D Preferred Stock will convert in part into shares of Series E Preferred Stock if the maximum number of shares of common stock issuable upon conversion has been reached. In addition, even if shareholder approval is obtained, each series of Earnout Preferred Stock issued with respect to the last eight earnout periods and the Series D Preferred Stock will convert into shares of Series E Preferred Stock if, at the time of conversion, the Company has not fulfilled its obligation to register for resale under the Securities Act the shares of common stock issuable upon conversion of each such series.

         Series E Preferred Stock

         Dividends. The holders of Series E Preferred Stock will be entitled to receive quarterly, cumulative dividends at a rate equal to 4% of the stated value of the Series E Preferred Stock.

         Conversion. The Series E Preferred Stock will not be convertible into common stock.

         Voting Rights. The Series E Preferred Stock will have the same voting rights as the Earnout Preferred Stock and the Series D Preferred Stock.

         Stated Value. The Series E Preferred Stock will have, in the aggregate, a stated value equal to the value of the common stock into which the Series B through Series D Preferred Stock would have been convertible if shareholder approval had been obtained. If such approval is obtained, the Series E Preferred Stock will have a stated value equal to the Market Price of the common stock otherwise issuable upon conversion of the Earnout Preferred Stock or the Series D Preferred Stock, but for either the maximum limit on the number of shares of common stock issuable, or the failure of the Company to fulfill its obligation to register the shares of common stock issuable in any of the last eight earnout periods or with respect to the Series D Preferred Stock.

         Redemption. If shareholder approval is subsequently obtained, the Company will have the obligation to redeem the Series E Preferred Stock on a pro rata basis for the number of shares of common stock that would have been issued if shareholder approval had been obtained plus an amount of additional shares of common stock equal to the accrued dividends divided by the Market Price determined on a quarterly basis as such dividends accrue.

         At any point after a share of Series E Preferred Stock acquires a stated value (but in any event not prior to the first anniversary of the closing date), the Company shall have the right to redeem for cash equal to the stated value plus accrued dividends some or all of such shares of Series E Preferred Stock with a stated value, such redemption to be pro rata among such shares of Series E Preferred Stock.

         Commencing on the fifteen-month anniversary of the issuance of any shares of Series E Preferred Stock, the holders will have the right to cause the Company to redeem such shares within 90 days for, at the Company's election, cash or registered shares of common stock equal to the stated value plus accrued dividends then in effect with respect to each such share.

         Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series E Preferred Stock will receive an amount equal to the stated value then in effect with respect to each such share, plus any dividends accrued through such date.

         Ranking. With respect to dividend rights and rights on liquidation, dissolution and winding up, the Series E Preferred Stock will rank senior to the Company's common stock, on a parity with each of the Series B through Series D Preferred Stock and junior to the Company's Series A Preferred Stock.

Board Approval and Recommendation

         The Company's board of directors has evaluated the benefits and risks involved in purchasing the eCMS technology. The board of directors believes that this acquisition will further expand the Company's range of marketing solutions for Internet businesses and would be a significant step toward the Company's goal of becoming a leading marketing and distribution solutions company. The board concluded that the terms set forth in the asset purchase agreement were in the best interests of the Company and unanimously approved the transaction (with the abstention of Mr. Allegretti, who is an officer of CSEI). The board of directors now solicits your proxy to be voted to approve the issuance of a sufficient number of shares of the Company's common stock to be issued upon conversion of the Series B through Series D Preferred Stock by approving this proposal.

      The board of directors unanimously (with Mr. Allegretti's abstention) recommends a vote "FOR" the approval of the potential issuance of 20% or more of the Company's outstanding common stock in connection with the conversion of shares of Series B through Series D Preferred Stock.

                              Independent Auditors

         Friedman, Minsk, Cole & Fastovsky served as the Company's independent certified public accountants for the fiscal year ended June 30, 2000. The board of directors has selected Friedman, Minsk, Cole & Fastovsky as the Company's independent certified public accountants for the current fiscal period. A representative of Friedman, Minsk, Cole & Fastovsky is expected to be present at the annual meeting with an opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions from shareholders.

                             Solicitation of Proxies

          The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the common stock.

                    2001 Annual Meeting Shareholder Proposals

          In order for any shareholder proposal to be presented at the annual meeting of shareholders to be held in 2001 or to be eligible for inclusion in the Company's proxy statement for such meeting, it must be received by the Company at its principal executive office in Marina del Rey, California, by August 28, 2001. Pursuant to Rule 14a-4 promulgated by the Securities and Exchange Commission, shareholders are advised that the Company's management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the Company's 2001 annual meeting of shareholders with respect to any proposal presented by a shareholder at such meeting, without any discussion of the proposal in the Company's proxy statement for such meeting, unless the Company receives notice of such proposal at its principal office in Marina del Rey, California, not later than November 11, 2001.

                                  Other Matters

          The board of directors knows of no matter which will be presented for consideration at the annual meeting other than the matters referred to in this proxy statement. Should any other matter properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                   By Order of the Board of Directors


                                   Lynda Gibson
                                   Secretary

Marina del Rey, California
December 26, 2000

                                                                      APPENDIX I

                                 3Dshopping.com

                             AUDIT COMMITTEE CHARTER

PURPOSE:

The Audit Committee of 3Dshopping.com (the "Corporation") assists the Board of Directors by providing a continuing review of the Corporation's internal financial and accounting systems, financial reporting, accounting practices and policies, internal and external audit functions and procedures for monitoring compliance with applicable laws and regulations.

COMPOSITION, EXPERTISE AND TERM OF OFFICE:

Composition:

The Audit Committee shall be composed of Members of the Board of Directors. The Audit Committee shall consist of at least three (3) current Directors appointed annually by the Board of Directors, each of whom has no relationship to or with the Corporation which might interfere with the exercise of his or her independence from management and the Corporation.

One member of the Audit Committee shall be appointed annually by the Board of Directors to serve as its Chair.

A Director who is or was an employee of the Corporation or any of its affiliates may not serve on the Audit Committee until three (3) years following termination of his or her employment with the Corporation or such affiliate(s).

A Director who is a partner, controlling shareholder or executive officer of an organization that has a business relationship with the Corporation, or who has a direct business relationship with the Corporation (e.g., a consultant) may serve on the Audit Committee only if the Corporation's Board of Directors determines in the reasonable exercise of its business judgment that the relationship does not interfere with such Director's exercise of independent judgment. To determine the independence of a Director, the Board of Directors shall consider the materiality of the relevant business relationship to the Corporation, to the Director and, if applicable, to the organization with which such Director is affiliated.

A Director may serve on the Audit Committee without such a determination by the Board of Directors three (3) years after termination of the relationship described in the preceding paragraph.

A Director who is employed as an executive of another corporation where any of the Corporation's executives serve on such other corporation's Compensation Committee may not serve on the Corporation's Audit Committee.

A Director who is an immediate family member of an individual who is an executive officer of the Corporation or any of its affiliates may not serve on the Audit Committee until three (3) years following the termination of such immediate family member's relationship to the Corporation

A Director who has one or more of the above described relationships may serve on the Audit Committee if the Corporation's Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by the particular Director is required by the best interests of the Corporation and its shareholders and the Corporation discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for its determination.

Expertise:
--------- -

Each Audit Committee Member shall be financially literate, or shall become so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one Member of the Audit Committee shall currently possess accounting or related financial management expertise (as determined and interpreted in the Board of Directors' reasonable business judgment).

Each Audit Committee Member shall possess an understanding of the Corporation's business and products, recognition and appreciation of the Audit Committee's role in corporate governance, knowledge of the Corporation's risks and systems of control, integrity, dedication of time and energy, independent judgment and the ability to offer insight, new perspective and constructive suggestions.

Meetings:
--------

The Audit Committee shall meet at least once each year and more often (including, if appropriate, by conference telephone) as and if necessary.

ROLES AND RESPONSIBILITIES:

The responsibilities of the Audit Committee shall be as set forth below.

A.   Internal Control

     o Evaluate whether management is effectively communicating the importance of internal controls and ensuring that all affected employees possess a clear understanding of their roles and responsibilities;

     o Determine whether internal control recommendations made by the external auditors have been implemented by management; and

     o Ensure that the external auditors keep the Audit Committee fully informed about deficiencies in internal controls, illegal acts, fraud, and other financial control and disclosure matters.

B.   Financial Reporting

     1.   General

     o Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the Corporation's financial statements; and

     o Consult with management and the external auditors about significant risks and exposures and the Corporation's plans to minimize the same.

     2.   Annual Financial Statements

     o Review the annual financial statements and determine whether they are consistent with the information known to Audit Committee members and whether the Corporation's financial statements are prepared in accordance with applicable accounting principles;

     o    Focus on complex and/or unusual transactions;

     o Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of: obsolete or slow-moving inventory; warranty, product, and environmental liabilities, and litigation reserves;

     o    Focus on significant areas of activity, such as acquisitions;

     o Meet with management and the external auditors to review the Corporation's financial statements and the results of the audit;

     o Consider management's handling of proposed audit adjustments identified by the external auditors;

     o Review the MD&A and other sections of the Corporation's annual report before release and determine whether the information is adequate and consistent with the Audit Committee members' knowledge of the Corporation and its operations; and

     o Ensure that the external auditors communicate required matters to the Audit Committee.

     3.   Interim Financial Statements

     o Be informed on how management develops quarterly financial information, the extent to which the external auditors review quarterly financial information and whether that review is performed on a pre- or post- issuance basis;

     o Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review. This action may be taken alone by the Audit Committee Chair;


     o To gain insight into the fairness of the interim financial statements and disclosures made thereby, obtain explanations from management and the external auditors as to whether:

     o Generally accepted accounting principles have been consistently applied;

     o There are any actual or proposed changes in accounting or financial reporting practices;

     o    There are any significant or unusual events or transactions;

     o The Corporation's financial and operating controls are functioning effectively;

     o The Corporation has complied with the terms of any loan of other financing agreements; and

     o The interim financial statements contain adequate and all appropriate disclosures.

     o Ensure that the external auditors effectively communicate required matters to the Audit Committee.

     4.   Compliance with applicable Laws and Regulations

     o Review the effectiveness of the Corporation's system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action taken) with respect to any fraudulent acts or accounting irregularities;

     o    Periodically obtain updates regarding compliance issues;

     o Be satisfied that all regulatory compliance matters have been considered and addressed in the preparation of the Corporation's financial statements; and

     o Review the findings of any examination by regulatory agencies (such as the Securities and Exchange Commission).

     5.   Compliance with Code of Conduct

     o Ensure that a code of conduct is formalized in writing and that all employees are aware of and agree to abide by it;

     o Evaluate whether management is effectively communicating the importance of the code of conduct and the guidelines for acceptable business practices;

     o Review the Corporation's program for monitoring compliance with the code of conduct; and

     o    Periodically obtain updates regarding code of conduct compliance.

     6.   External Audit

     o Communicate to the external auditors that they are ultimately accountable to the Board of Directors and the Audit Committee;

     o    Review the external auditors' scope of audit and methodology;

     o Review the performance of the external auditors and recommend to the Board of Directors the appointment or discharge of the external auditors; and

     o Confirm the independence of the external auditors by reviewing the nonaudit services provided to the Corporation and the auditors' assertion of their independence in accordance with applicable professional standards.

     7.   Other Responsibilities

     o Meet with the external auditors and management in separate sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately;

     o Ensure that significant findings and recommendations made by the external auditors are received and discussed by the Board of Directors on a timely basis;

     o Review legal matters that could significantly impact the Corporation's financial statements;

     o Perform other oversight functions as requested by the Board of Directors; and

     o Review and update this Audit Committee Charter and receive approval of changes from the Board of Directors.

     8.   Reporting Responsibilities

     o Regularly update the Board of Directors regarding Audit Committee activities and make appropriate recommendations;

     o Disclose to shareholders in the Corporation's proxy statement or annual report that the Corporation has adopted an Audit Committee Charter and that the Audit Committee has satisfied its responsibilities thereunder; and

     o Prepare a letter for inclusion in the annual report and Form 10-K disclosing whether or not the following have occurred:

          o Management and the external auditors have reviewed and discussed the audited financial statements with the Audit Committee;

          o The members of the Audit Committee have discussed among themselves the results of their discussions with management and the external auditors; and

          o The Audit Committee, in reliance on its review and discussions with management and the external auditors, believes the Corporation's financial statements to be fairly presented in conformity with GAAP.

       3DSHOPPING.COM (d/b/a O2 ESSENTIAL MARKETING TECHNOLOGIES) - PROXY
                       Solicited by the Board of Directors
                for Annual Meeting to be held on January 31, 2001

          The undersigned shareholder(s) of 3DSHOPPING.COM (d/b/a O2 ESSENTIAL P MARKETING TECHNOLOGIES), a California corporation ("Company"), hereby appoints Terry L. Gourley and Joel P. Gayner, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the

     Company to be held on January 31, 2001 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

 R

     1.   Election of the following Directors:

 O   FOR all nominees listed below, except     WITHHOLD AUTHORITY to vote
     as marked to the contrary below   |_|     for all nominees listed below |_|

                        Terry L. Gourley, Joel P. Gayner,
                     Maryann O'Donnell and Jon A. Allegretti
X

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

                      -------------------------------------
 Y

     2. To approve the change of the state of incorporation of the Company from California to Delaware, the effect of which would result in a change of the Company's name from "3Dshopping.com" to "O2 Essential Marketing Technologies, Inc." and an increase in the number of authorized shares of capital stock from 15,000,000 to 120,000,000 shares, consisting of 100,000,000 shares of common stock, $.001 par value, and 20,000,000 shares of preferred stock, $.001 par value.

             FOR    |_|            AGAINST    |_|            ABSTAIN    |_|

     3.   To approve the 2000 Performance Equity Plan.

             FOR    |_|            AGAINST    |_|            ABSTAIN    |_|

     4. To approve the potential issuance of 20% or more of the Company's outstanding common stock in connection with the conversion of shares of Series A Convertible Preferred Stock.

             FOR    |_|            AGAINST    |_|            ABSTAIN    |_|

     5. To approve the potential issuance of 20% or more of the Company's outstanding common stock in connection with the conversion of shares of Series B through Series D Preferred Stock.

             FOR    |_|            AGAINST    |_|            ABSTAIN    |_|

     6. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

    |_|   I plan to attend the Annual Meeting.

                          Date ______________________________

                          ___________________________________
                          Signature

                          ___________________________________
                          Signature if held jointly


                          Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.